STOCK PURCHASE AGREEMENT

THIS  STOCK  PURCHASE  AGREEMENT  (“Agreement”),  dated  as  of  November  4,

2015  is  by  and  among WALA  INC.  d/b/a  ARCMAIL  TECHNOLOGY,  a  Louisiana  corporation

(“Company”),    Rory    Welch    (”Seller”)    and    IGAMBIT    INC.,    a    Delaware    corporation

(“Purchaser”).

R E C I T A L S

A.

Company  is  engaged  in  the  business  of  creating  and  providing  email  archiving and management solutions to customers throughout the United States.

B.

Seller  owns  all  of  the   issued  and  outstanding  shares  of  capital  stock  of  the

Company.

C.

Purchaser  desires  to  Purchase  from  Seller,  and  Seller  desires  to  sell  to  Purchaser,

all of the Purchased Stock upon the terms and subject to the conditions hereinafter set forth.

NOW,   THEREFORE,  in  consideration  of  the  Recitals  and  the   respective  covenants,

agreements,  conditions,  representations and  warranties  hereinafter contained, and  intending to  be legally bound hereby, Purchaser, and the Seller hereby agree as follows:

1.

DEFINITIONS.

Unless  otherwise  defined  below  in  this  Section  1,  the  various  capitalized  terms  used  in this Agreement shall have the definitions ascribed to them herein.

“Acquired  Business”  means  the  business  operated  by  the  Company  up  to  the  Closing

Date  including without  limitation  the  creating and  providing of email archiving and management solutions to customers throughout the United States.

“Agreement” means this Stock Purchase Agreement.

“Audited  Financial  Statements”  means  the  annual  financial  statements  (balance  sheets

statements   of   income   and   retained   earnings,   statement   of   cash   flow   and   supplementary

statements,  together  with  footnotes)  for  the  Company  for  the  fiscal  years  ended  December  31,

2013  and  December  31,  2014  audited,  reviewed  and  prepared  by  a  certified  public  accounting firm.

“Benefit  Plans”  means  any  pension  plan,  profit  sharing  plan,  bonus  plan,   incentive

compensation   plan,   stock   ownership   plan,   stock   purchase   plan,   stock   option   plan,   stock

appreciation  plan,  employee  benefit  plan,  employee  benefit  policy,  retirement  plan,  deferred compensation  plan  or  agreement,  cafeteria  plan,  dependent  care  plan,  fringe  benefit  program,

employee  insurance  plan,  severance  plan  or  agreement,  change  in  control  plan  or  agreement,

employment  agreement  (other  than  the  Employment  Agreements),  disability  plan,  health  care plan,  sick  leave  plan,  death  benefit  plan,  multi-employer  pension  or  welfare  benefit  plan,  or  any other  plan or  program to provide retirement  income,  fringe  benefits  or other benefits  to former or current employees.

“Claim”  means  an  action,  suit,  proceeding,  demand,  claim  or  counterclaim  or  legal,

administrative or arbitral proceeding or investigation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common  Stock”  means  the  Four  Million  (4,000,000)  authorized  shares  of  common stock of the Company, without par value.

“Contract”   means   all   agreements,   whether   oral   or   written   and   whether   express   or

implied   (whether   legally   binding   or   not),   including   contracts,   contract   rights,   promises,

commitments,   undertakings,   customer   accounts,   orders,   leases,   guarantees,   warranties   and

representations and franchises to which either the Seller or Company is a party.

“Copyrights”  means  all  copyrights  (whether  or  not  registered),  Moral  Rights,  and  all registrations  and  applications  for  registration  thereof,  as  well  as  rights  to  renew  copyrights,  in each  case  that  are  licensed  by  Company  and/or  otherwise  used  in  the  Acquired  Business  as currently operated.

“Creditors”  means,  those  parties  to  which  either  Seller  or  Company  owes  any  one  or more  of the liabilities included in the Noteholder Debt amount, as set forth on Schedule 2.8.

“Environmental  Claim”  means any claim,  action, cause  of action, investigation  or notice by any person  or  entity alleging  liability (including,  without  limitation,  liability for  investigatory costs,  cleanup costs,  governmental  response  costs,  natural resources  damages,  property damages,

personal  injuries,  or  penalties)  arising  out  of,  based  on  or  resulting  from  (i)  the  presence,  or release  into  the  environment,  of  any  Material  of  Environmental  Concern  at  any  location,  or  (ii)

any violation, or alleged violation, of any Environmental Laws.

“Environmental  Laws”  means  all  Laws   relating  to  pollution  or  protection  of  human

health  or  the  environment  (including,  without  limitation,  ambient  air,  surface  water,  ground

water,   land   surface   or   subsurface   strata),   including,   without   limitation,   Laws   relating   to

emissions,  discharges,  releases  or  threatened  releases  of  Materials  of  Environmental  Concern,  or

to   the   generation,   manufacture,   processing,   handling,   distribution,   use,   treatment,   storage,

disposal, transport or handling of Materials of Environmental Concern.

“ERISA”   shall   mean   the   Employee   Retirement   Income   Security   Act   of   1974,   as

amended.

“ERISA  Affiliate”  means a  Person  aggregated  with  another  Person  as  a  single  employer under any of Sections 414(b), 414(c), 414(m), or 414(o) of the Code.

“Existing  Plans”  means  the  existing  Benefit  Plans  of  the  Company  listed  and  described on Schedule 3.24.

“Financial  Statements”  means  the  Audited  Financial  Statements  and  Interim  Financial

Statements, collectively.

“GAAP” means United States generally accepted accounting principles.

“Governmental     Authorities”    means     all    agencies,    authorities,     bodies,     boards,

commissions,  courts,  instrumentalities,  legislatures  and  offices  of  any  nature  whatsoever  of  any government,  quasi-governmental  unit  or  political  subdivision,  whether  foreign,  federal,  state,

county, district, municipality, city or otherwise (each, a “Governmental Authority”).

“Holdback  Amount”  means  One  Million  (1,000,000)  iGambit  Common  voting  shares  as defined in Section 2.3(a).

“Indebtedness”   means   all   liabilities   or   obligations   of   the   relevant   Person,   whether

primary  or  secondary  or  absolute  or  contingent:  (a)  for  borrowed  money;  (b)  evidenced  by notes,  bonds,  debentures,  guaranties  or similar  obligations;  (c)  under  leases  which  in  accordance with  GAAP  constitute  capital  leases;  (d)  secured  by  liens  on  any  assets  of  that  Person;  or  (e)

resulting from cash, book or bank overdrafts.

“Intellectual   Property”   means   all   (i)   Patents,   (ii)   Know-how,   (iii)   Trademarks,  (iv)

Copyrights,  (v)  Software  Programs  (including  but  not  limited  to  “off-the-shelf”  shrink-wrap  and click-wrap  software programs), in each case  that  are  licensed by Company and/or  otherwise  used in  the  Acquired  Business  as  currently operated,  and  (vi)  all  other  intellectual  property rights  and

industrial   property  rights   (of   every   kind   and   nature   throughout   the   universe   and   however

designated), whether arising by operation of law, contract, license or otherwise, in each case that are licensed by Company and/or otherwise used in the Acquired Business as currently operated.

“Intellectual   Property   Rights”   means,   collectively,   any  and   all   known   or   hereafter

known  tangible  and  intangible  rights  under  patent,  trademark,  copyright  and  trade  secret  laws,

and  any  other  intellectual  property,  industrial  property  and  proprietary  rights  worldwide,  of every kind and nature throughout the universe, however designated, whether arising by operation of law, contract, license or otherwise.

“Interim   Financial   Statements”   means   the   unaudited,   internally   prepared   financial

statements  (balance  sheet  and  statement  of  income)  for  the  Company  for  the  period  beginning

January  1,  2015  through  September  30,  2015,  reviewed  and  prepared  by  a  certified  public accounting firm.

“Investment”  by  any  Person  means:  (a)  any  transfer  or  delivery  of  cash,  stock  or  other property  or  value  by  such  Person  in  exchange  for  Indebtedness,  stock  or  any  other  security  of another  Person;  (b)  any  loan,  advance  or  capital  contribution  to  or  in  any  other  Person;  (c)  any guaranty,  creation  or  assumption  of  any  liability  or  obligation  of  any  other  Person;  or  (d)  any investments  in  any  fixed  property  or  fixed  assets  other  than  fixed  properties  and  fixed  assets acquired and used in the ordinary course of the business of that Person.

“Key  Company  Employees  or  Company  Employees”  means  the  following  employees  of

Company: Rory Welch, Edward Dunn and Philip Clarke.

“Know-how”  means   any  and   all   product   specifications,  processes,   methods,  product

designs,  plans,  trade  secrets,  ideas,  concepts,  inventions,  manufacturing,  engineering  and  other manuals  and  drawings,  physical  and  analytical,  safety,  quality  control,  technical  information,

data,  research  records,  all promotional  literature, customer and  supplier lists and similar  data and information,  which,  in each case, are  licensed  to  or owned by Company and/or  otherwise  used  in the  Acquired  Business  as  currently  operated;  and  any  and  all  other  confidential  or  proprietary technical and business information which are licensed to or owned by Company and/or otherwise used in the Acquired Business as currently operated.

“Knowledge” means, with  respect  to a  given matter the actual  knowledge  of the Seller,  or any  officer  of  Company,  or  the  knowledge  that  the  Seller,  or  any  officer  of  Company,  should possess in the exercise of reasonable diligence and investigation with respect to the matter.

“Liability”  means   any  direct  or  indirect  indebtedness,  liability,  assessment,   expense,

claim,  loss,  damage,  deficiency,  obligation  or  responsibility,  known  or  unknown,  disputed  or undisputed,  joint  or  several,  vested  or  unvested,  executory  or  not,  fixed  or  unfixed,  choate  or inchoate,  liquidated  or  unliquidated,  secured  or  unsecured,  determinable  or  undeterminable,

accrued  or  unaccrued,  absolute  or  not,  actual  or  potential, contingent  or  otherwise  (including  but not  limited  to  any  liability  under  any  guarantees,  letters  of  credit,  performance  credits  or  with respect to insurance loss accruals).

“Law” means any federal, state,  local,  foreign,  provincial or  other governmental  law, rule or regulation of any kind, and any and all rules and regulations promulgated thereunder.

“Liens”  means  (i) liens  arising in the  ordinary course  of  the  business  by operation of  law

for   amounts   not   yet   due   in   favor   of   carriers,   warehousemen,   mechanics,   landlords   and

materialmen and (ii) liens for Taxes which are not yet due or payable.

“Leased   Real   Estate”   means   the   real   property   subject   to   the   Real   Estate   Leases,

including all buildings, structures, improvements and fixtures thereon.

“Material  Adverse  Effect”  means  any  material  adverse  change  in  or  effect  upon  (a)  the financial  condition,  assets,  liabilities,  or  operations  of  (x) the  Company taken  as a whole, (y)  the

Acquired  Business  of  the  Company and  the Company assets  (taken as a  whole), or (b)  the  ability of  the  Seller to execute, deliver  and  perform  this  Agreement, provided that none of the  following

shall   be   deemed   to   constitute,   and   none   of   the   following   shall   be   taken   into   account   in

determining  whether  there  has  been,  a  Material  Adverse  Effect:  any  adverse  change,  event,

development,  or  effect  arising  from  or  relating  to  (i)  general  business  or  economic  conditions,

including  such  conditions  which  affect  the  Acquired  Business  industry  generally  (provided  they do  not  have  a  materially  disproportionate  effect  on  the  Company,  as  a  whole),  (ii)  national  or

international   political   or   social   conditions,   (iii)   financial,   banking,   or   securities   markets

(including  any  disruption  thereof  and  any  decline  in  the  price  of  any  security  or  any  market index),  (iv)  changes  in  United  States  generally accepted  accounting  principles,  or  (v)  changes  in law,  rules,  regulations,  orders,  or  other  binding  directives  issued  by any governmental  authority,

provided they do not have a materially disproportionate effect on the Company.

“Materials  of  Environmental  Concern”  means  any  substance  or  material  that  is  on  the date  hereof  or  on  the  Closing  Date  prohibited,  controlled  or  regulated  by  any  governmental authority  under  any  Environmental  Laws,  including,  without  limitation,  chemicals,  pollutants,

contaminants,  wastes,  toxic  substances,  hazardous  substances,  petroleum,  petroleum  derivatives

or   other   hydrocarbons,   petroleum   products,   dangerous   substances,   designated   substances,

controlled products or subject waste, all as defined in or pursuant to any Environmental Laws.

“Noteholder   Debt”   means   all   note   holder   debt   of   Company   to   certain   Creditors

described  in  that  certain  Stock  Purchase  and  Redemption  Agreement,  Promissory  Notes  and

Security   Agreements   dated   September   1,   2014   by   and   between   Wala   Inc.,   d/b/a   Arcmail

Technology,  Rory  Welch  and  those  entities  and/or  individuals  listed  in  the  Stock  Purchase  and

Redemption  Agreement,  Promissory  Notes  and  Security  Agreements,  (the  “Noteholders”)  as  set

forth on Schedule 2.8.

“Moral  Rights”  means,  collectively,  rights  to  claim  authorship  of  a  work,  to  object  to  or prevent  any  modification  of  a  work,  to  withdraw  from  circulation  or  control  the  publication  or distribution  of  a  work,  and  any similar  rights,  whether  existing  under  judicial  or  statutory law  of any  country  or  jurisdiction  worldwide,  or  under  any  treaty  or  similar  legal  authority,  regardless of whether such right is called or generally referred to as a “moral right.”

“Owned  Real Estate”  means the  real  property,  if any,  titled  in the  name  of the  Company,

together   with   all   buildings,   structures,   improvements   and   fixtures   thereon   and   all   rights

pertaining thereto.

“Patents”   means   all   patents,   patent   disclosures   and   patent   applications   (including,

without   limitation,   all   reissues,   divisions,   continuations,   continuations-in-part,   renewals,   re-

examinations   and   extensions   of   the   foregoing)   owned   by   or   licensed   to   Company   and/or

otherwise used in the Acquired Business as currently operated.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted  Liens”  means: (i)  the  Noteholder  Debt  and  liens  associated  therewith  and  (ii)

with respect to Licensed Intellectual Property, the rights held by the applicable licensors thereof.

“Person”    means    any    individual,    corporation,    joint    venture,    partnership,    limited

partnership,  limited  liability  company,  limited  liability  partnership,  syndicate,  trust,  association,

entity or government or political subdivision, agency or instrumentality of a government.

“Preferred  Stock”  means  the  One  Million,  Fifty  Thousand    (1,050,000)    authorized

shares of Series A preferred stock of the Company, with a par value ($0.10) and a face amount of

Three   and   50/100   dollars   ($3.50),   (“Series   A   Preferred’),   and   Two   Million   (2,000,000)

authorized  shares  of  Series  B  preferred  stock  of  the  Company,  with  a  par  value  ($0.10)  and  a face amount of Two and 50/100 dollars ($2.50), (“Series B Preferred’).

“Purchased  Stock”  means  collectively,  all  of  the  issued  and  outstanding  shares  of  the

Preferred Stock, as set forth in Section 3.2(d)(i).

“Real   Estate   Leases”   means   the   real   estate   leases,   subleases   and   other   occupancy

agreements to which the Company is a party listed separately as set forth on Schedule 3.10(a).

“Software   Programs”   means   all   of   the   Company’s   computer   software   programs,

products and services included in the Intellectual Property, including all program code, databases and documentation, without regard to form of media or storage.

“Taxes”  means:  (1)  any  and  all  taxes,  fees,  levies,  duties,  tariffs,  imposts  and  other charges  of  any  kind,  imposed  by  any  Governmental  Authority  or  taxing  authority,  including taxes  or  other  charges  on,  measured  by,  or  with  respect  to  income,  franchise,  windfall  or  other profits,  gross  receipts,  property,  sales,  use,  capital  stock,  payroll,  employment,  social  security,

workers’  compensation,  unemployment compensation  or  net  worth;  taxes  or  other  charges  in  the nature  of  excise,  withholding,  ad  valorem,  stamp,  transfer,  value-added  or  gains  taxes;  license,

registration  and  documentation  fees;  and  customers’  duties,  tariffs  and  similar  charges;  (2)  any

Liability  for  the  payment  of  any  amounts  of  the  type  described  in  (1)  as  a  result  of  being  a member  of an  affiliated,  combined,  consolidated  or  unitary group  for  any taxable  period;  (3) any

Liability  for  the  payment  of  amounts  of  the  type  described  in  (1)  or  (2)  as  a  result  of  being  a transferee  of,  or  a  successor  in  interest  to,  any  Person  or  as  a  result  of  an  express  or  implied obligation  to  indemnify  any  Person;  and  (4)  any  and  all  interest,  penalties,  additions  to  tax  and additional  amounts  imposed  in  connection  with  or  with  respect  to  any  amounts  described  in  (1),

(2) or (3).

“Tax   Return”   means   any   return,   report,   statement,   form   or   other   documentation

(including  any  additional  or  supporting  material  and  any  amendments  or  supplements)  filed  or maintained,  or  required  to  be  filed  or  maintained,  with  respect  to  or  in  connection  with  the calculation, determination, assessment or collection of any Taxes.

“Trademarks”  means  (i)  trademarks,  service  marks,  trade  names,  trade  dress,  labels,

logos   and   all   other   names  and   slogans   used   exclusively  with   any  products   or   embodying

associated goodwill of  the Acquired  Business  related to such products,  whether or not  registered,

and  any  applications  or  registrations  therefor,  and  (ii)  any  associated  goodwill  incident  thereto;

in  each  case  owned  by  or  licensed  to  Company  and/or  otherwise  used  in  the  Acquired  Business as currently operated.

2.

PURCHASE OF PURCHASED STOCK.

2.1

Stock  Purchased. Subject  to and upon the  terms and conditions set  forth in this  Agreement,  Seller  will  validly  sell,  transfer,  assign  and  convey  to  Purchaser,  and  Purchaser will accept and purchase from Seller, on the Closing Date, the Purchased Stock.

2.2

Delivery  of  Stock.  At  the  Closing,  the  Seller  shall  deliver,  transfer  and assign  all  of  the  Purchased  Stock  to  Purchaser  by delivering  stock  certificates  representing all  of the  Purchased  Stock  duly  endorsed  or  accompanied  by  stock  powers  duly  executed  in  blank,

with  any  required  transfer  stamps  affixed  thereto,  and  otherwise  in  proper  form  for  transfer,  as

shall   be   necessary  to   vest   in   Purchaser   full,   complete,   good   and   marketable   title   to   such

Purchased   Stock   free   and   clear   of   all   Liens   (other   than   Permitted   Liens),   claims   and

encumbrances   of   any   kind   whatsoever,   all   such   documents   to   be   in   form   and   substance

satisfactory to counsel for Purchaser.

2.3

Purchase  Price.  The  “Purchase  Price”  to  be  paid  by  Purchaser  to  the

Seller  for  the  Purchased  Stock  shall  be  referred  to  as  the  “Shares”  and  is  composed  of  the following:

(a) 10,500,000 of iGambit Inc.’s Common voting shares to the Seller,

and/or Seller’s designees at Closing; plus

(b)   the Holdback Amount.

2.4

[Intentionally Omitted

2.5

[Intentionally Omitted

2.6

Closing.

(a)

Time  and  Place.  Subject  to  the  terms  and  conditions  of  this  Agreement,

the  sale  and  purchase  of  the  Purchased  Stock  contemplated  hereby  (the  “Closing”)  shall  take place  at  the  offices  of  iGambit  Inc.,  1050  W.  Jericho  Tpke.,  Suite  A,  Smithtown,  New  York,

11787,  within  three  (3)  days  of  the  satisfaction  (or  waiver,  as  applicable),  of  the  conditions  to

Closing  set  forth  in  Section  8  hereof,  or  at  such  other  time,  date  or  place  as  the  parties  hereto may mutually agree  upon  in  writing  hereof,  or  remotely  by exchanging  executed  counterparts  of this  Agreement,  and  the  other  agreements,  instruments,  certificates  and  other  documents  to  be entered  into,  or  delivered,  in  connection  herewith  or  therewith  (collectively,  the  “Transaction

Documents”),  and  delivery  of  the  Purchase  Price.  The  time  and  date  of  the  Closing  are  herein referred  to  as  the  “Closing  Date,”  and  the  term  “Closing  Date”  shall  include  the  date  on  which the transactions contemplated hereunder are consummated.

(b)

Deliveries by Purchaser  to  the  Seller.    At  the  Closing,  Purchaser  (or  its

designee) shall deliver or cause to be delivered each of the following:

(i)

instructions   to   its   transfer   agent   to   issue   certificates,

registered  in  the  name  of  the  Seller  or  Seller’s  designee  in  the  amount  of  11,500,000  of  iGambit

Inc.’s  duly  authorized,  validly  issued,  fully  paid  and  non-assessable  Common  Voting  Shares;

such  shares  shall  be  issued  in  two  certificates,  one  certificate  for  10,500,000  Shares  and  one certificate  for  the  Holdback  Amount  of  1,000,000  Shares,  and  the  Purchaser  shall  instruct  its transfer  agent  to  cause  the  Certificates  to  be  deposited  with  Ayres,  Shelton,  Williams,  Benson  &

Paine,  LLC  (the  “Escrow  Agent”)  in  an  escrow  account  (the  “Shares  in  Escrow”),  which  the

Escrow  Agent   shall  hold  pursuant  to  the  provisions  of  an  escrow  agreement  (the  “Agreed

Shares  Escrow  Agreement”)  in  such  form  as  may  be  agreed  by  the  parties  hereto  prior  to

Closing and thereafter attached hereto as Exhibit 2.6(b)(1).

The   Shares   in   Escrow   shall   remain   with   the   Escrow   Agent   as   collateral   to   the

Noteholders  in  connection  to  the  Stock  Purchase  and  Redemption  Agreement,  Promissory  Notes

and  Security  Agreements  dated  September  1,  2014  by  and  between  the  Company,  Seller  and those  entities  and/or  individuals  listed  in  the  Stock  Purchase  and  Redemption  Agreement  in

consideration  of  the  consent  of  the  holders  of  the  Noteholder  Debt,  which  waive  restrictions  on the  transfer  of  the  Purchased  Stock.  The  Escrow  Agent  shall  release  any  remaining  Shares  to

Seller upon repayment of all such debt obligation.

(ii)

The Employment  Agreements (as  defined herein), executed

by the Purchaser;

(iii)      A  Certificate  of  the  Secretary  of  Purchaser  showing  the signatures  of  those  officers  of  Purchaser,  respectively,  authorized  to  sign  this  Agreement,  the

Employment  Agreement,  and  all  other  Transaction  Documents  on  behalf  of  Purchaser  certifying that said signatures are the signatures of said authorized officers;

(iv)

Good  standing  certificates  of  Purchaser,  dated  no  earlier than  ten  (10)  calendar  days  prior  to  the  Closing  Date,  certifying  that  Purchaser  is  in  good standing in the State of Delaware;

(v)

Resolutions   of   the   shareholders   (if   necessary)   and   the

directors  of  Purchaser  certified  by  the  Secretary  of  Purchaser  as  having  been  duly  and  validly adopted  and  as  being  in  full  force  and  effect  on  the  date  hereof,  authorizing  the  execution  and delivery  by  Purchaser  of  this  Agreement  and  other  Transaction  Documents,  and  authorizing  the performance by Purchaser of the transactions contemplated hereby and thereby;

(vi)

A   duly   executed   certificate   of   Purchaser   described   in

Section 7.1 hereof; and

(vii)     All   other   documents   necessary   or   appropriate,   in   the

reasonable  opinion  of  Seller,  to  effectuate  the  purchase  and  sale  of  Purchased  Stock  at  the

Closing in accordance with the provisions of this Agreement.

(c)

Deliveries by the Seller.  At  Closing, the Seller shall  deliver or cause to be delivered to the Purchaser (or its designee) each of the following:

(i)

the    certificates,    documents   and   instruments   of   transfer   and

conveyances  set  forth  in  Section  2.2  of  this  Agreement  duly  endorsed  or  executed  by the  Seller,

as provided therein;

(ii)

A  Certificate  of  the  Secretary  of  Company  showing  the  signatures of  those  officers  of  Company,  authorized  to  sign  this  Agreement  on  behalf  of  Company  and certifying that said signatures are the signatures of said authorized officers;

(iii)      A copy of  the  Articles of  Incorporation and  By-Laws  of  Company,

together with  all  amendments and  supplements  thereto, certified by the  Secretary of Company as being true and complete in all material respects;

(iv)

Good  standing  certificates  of  Company  dated  no  earlier  than  ten

(10)  calendar days  prior  to  the  Closing  Date,  certifying  respectively (i)  that  Company is  in  good standing  in  the  State  of  Louisiana  and  is  qualified  to  do  business  in  the  State  of  Louisiana;  (ii)

that  Seller  is  qualified  to  do  business  in  all  of  the  other  states  in  which  Company  then  does business;

(v)

Resolutions   of   the   shareholders   and  the   directors  of   Company

certified  by  the  Secretary  of  Company  as  having  been  duly  and  validly  adopted  and  as  being  in full  force  and  effect  on  the  date  hereof,  authorizing  the  execution  and  delivery  by  Seller  of  this

Agreement  and  other  Transaction  Documents,  and  authorizing  the  performance  by  Seller  of  the transactions contemplated hereby and thereby;

(vi)

A   duly   executed   certificate   of   Seller   described   in   Section   8.3

hereof;

(vii)     Duly  executed   employment  agreement  from   the  Key  Company

Employees  in  a  form  attached  hereto  as  Exhibit  2.3(c)(vii)  (the  “Employment  Agreements”)

which  shall  provide  a  minimum  three  (3)  year  term,  and  shall  provide  that  such  Key  Company

Employees  will  participate  in  the  programs  generally  offered  to  the  Purchaser’s  executive  team with respect to performance bonuses, medical benefits, insurance and the like;

(viii)    [Intentionally Omitted];

(ix)

[Intentionally Omitted];

(x)

[Intentionally Omitted];

(xi)      Duly  executed  written  consents  from  each  of  the  parties  to  each  of the  Significant  Contracts  referred  to  in  Section  3.13  and  set  forth  on  Schedule  3.13,  attached hereto,  to  the  extent  such  consent  is  required  pursuant  to  the  terms  thereof,  in  such  form  as

Purchaser shall in the exercise of reasonable discretion determine (collectively, the “Consents”);

(xii)     Duly  executed  assignments  of  the  existing  Leases  referred  to  on

Schedule  3.10(a)  attached hereto, from Company to  Purchaser, in  form and  substance  reasonably satisfactory to Purchaser, and the consent of the landlord under such Lease to such assignment;

(xiii)     Duly    executed    confidentiality    agreements    from    each

of

Company’s  employees  that  are  offered  and  accept  employment  with  the  Purchaser  (other  than

Key   Company   Employees,   whose   non-competition   obligations   shall   be   set   forth   in   the

Employment  Agreement  )  in  a  form  satisfactory  to  Purchaser  (collectively,  the  “Confidentiality

Agreements”);

(xiv)     [Intentionally Omitted];

(xv)      the  original  corporate  record  books  and  stock  record  books  of  the

Company; and

(xvi)     All  other  documents  necessary  or  appropriate,  in  the  reasonable opinion  of  Purchaser,  to  effectuate  the  purchase  and  sale  of  the  Purchased  Stock  at  the  Closing,

free  and  clear  of  all  Liens  (other  than  Permitted  Liens),  in  accordance with  the  provisions  of  this

Agreement.

2.7

Further   Assurances.   In   addition   to   the   actions,   documents   and   instruments

specifically  required  to  be  taken  or  delivered  hereby,  prior  to  and  after  the  Closing  and  without further  consideration, each  party shall  execute,  acknowledge and  deliver such  other assignments,

transfers,  consents and  other documents and  instruments and take  such  other actions  as any party or  its/his  counsel  may  reasonably  request  to  complete  and  perfect  the  transactions  contemplated by this Agreement.

3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The  Seller  represents and  warrants  to  Purchaser  that the  following representations and warranties are true and correct  in all material respects on the date  hereof and will be true and

correct  in  all  material  respects  on  and  as  of  the  Closing  Date,  except  as  modified  by    the

schedules attached hereto:

3.1

Ownership of Purchased Stock; Authority; Consents.

(a)  Ownership.  Except  for  Permitted  Liens,  Seller  is  the  owner  of,  and  has  good and  marketable  title  to,  that  number  of  the  shares  of  Purchased  Stock  as  is  set  forth  in  Schedule

3.2(d),  attached  hereto,  as  being  owned  by  such  Seller,  free  and  clear  of  all  liens,  claims  and encumbrances,  and  has  full  legal  title  and  power  and  the  authorizations and  approvals  necessary to  sell,  transfer  and  deliver  such  shares  of  the  Purchased  Stock  to  Purchaser.  Seller  has  not

granted  a  currently effective  power  of  attorney or  proxy  to  any Person  with  respect  to  all  or  any portion  of  its  shares  of  the  Purchased  Stock.  Upon  delivery  of  the  certificates  for  such  shares  of

Purchased   Stock   by   Seller   pursuant   to   this   Agreement,   Purchaser   will   acquire   good   and

marketable  title  to  such  shares  of  Purchased   Stock,  free  and  clear  of  all  liens,  claims  and

encumbrances.

(b)  Authority.   Seller  has   all   requisite   power   and  authority  to   enter   into   this

Agreement,  and  the  related  agreements  referred  to  herein,  and  to  carry  out  Seller’s  obligations hereunder.  The  execution  and  delivery  by Seller  of  this  Agreement  and  the  other  documents and instruments  to  be  executed  and  delivered  by  Seller  pursuant  hereto  and  the  consummation  by

Seller  of  the  transactions  contemplated  hereby  and  thereby  has  been  duly  authorized  by  Seller.

This  Agreement  and  the  related  agreements,  documents  and  instruments  referred  to  herein  have been  duly  executed  and  delivered  by  Seller  who  is  a  party  thereto  and  constitutes  the  valid  and

legally   binding   obligations   of   Seller,   enforceable   against   Seller   in   accordance   with   their

respective terms.

(c)   Consents.   No   consent,   approval,   authorization   or   order   of   any   court,

governmental  agency  or  body  is  required  for  the  consummation  by  Seller  of  the  transactions contemplated  by  this  Agreement,  except  those  set  forth  in  Schedule  3.1(c)  or  Schedule  3.13,

attached  hereto.  Except  as  disclosed  on  Schedule  3.1(c)  or  Schedule  3.13,    the    execution,

delivery   and   performance   by   the   Company   and   the   Seller   of   this   Agreement,   and   the

consummation  by the  Company and  the  Seller  of  the  transactions  contemplated  hereby,  does  not and will not, with or without the giving of  notice or the  lapse of time  or both, require the consent of  any  third  party  under  any  contract,  agreement,  lease  or  license  to  which  the  Company  or  the

Seller is a party.

3.2

Corporate Matters.

(a)

Organization  and  Qualification;  Power.  The  Company  is  a  corporation duly  organized,  validly  existing  and  in  good  standing  under  the  Laws  of  the  State  of  Louisiana.

The Company is duly qualified and/or  licensed,  as the case may be,  and in good  standing in  each of  the  jurisdictions  listed  on  Schedule  3.2(a),  attached  hereto,  which  are  the  only  jurisdictions where the nature of its activities or the character of the properties owned, leased or operated by it require  such  qualification  or  licensing.  The  Company  has  all  requisite  corporate  power  and authority to  own,  lease  and  operate  all  of  its properties  and  assets and  to  carry on  its  business  as it is now being conducted.

(b)

Subsidiaries.  The  Company  has  no  subsidiaries  and  does  not  own  any stock, limited liability company interests or other equity interests in any Person.

(c)

Compliance;  Binding  Effect.  Except  as  provided  on  Schedule  3.2(c),  the execution and delivery of this  Agreement and the related agreements, documents and  instruments referred  to  herein,  and  the  consummation  of  the  transactions  contemplated  hereby,  will  not:  (i)

violate any provision  of  the  Articles of Incorporation or Bylaws of the Company;  (ii)  constitute a default  under,  or  constitute  an  event  which  with  the  giving  of  notice  or  the  lapse  of  time  or  both would  become  a  default  under, or  result in  the  creation  or imposition  of  any lien,  charge,  pledge,

security  interest  or  other  encumbrance  upon  any  of  the  assets  of  the  Company  under,  or  create any  rights  of  termination,  cancellation,  purchase,  or  acceleration  in  any  Person  under,  any mortgage,  lien,  lease,  agreement  or  other  instrument  or  obligation  to  which  the  Company  is  a party or  by which  the  Company  or  its  assets  are  bound;  or  (iii)  violate  or  conflict with  any Law,

order,  writ,  injunction,  judgment,  arbitration  award,  decree  or  other  restriction  of  any  kind  or character to which the Company or its assets are subject or bound.

(d)

Capitalization of the Company; Ownership of Common Stock.

(i)  The  entire  authorized  capital  stock  of  the  Company  consists  of  the

Preferred  Stock,  of  which,  one  thousand  (1,000)  shares  of  Series  A  Preferred  are  issued  and outstanding,  no  shares  of  Series  B  Preferred  are  issued  and  outstanding,  and  Common  Stock,  of which  no  shares  are  issued  and  outstanding.  Seller  is  the  sole  owner  of  record  of  the  issued  and outstanding  one  thousand  (1000)  shares  of  Series  A  Preferred  Stock  ,who  is  the  only  owner  of any  equity  interest  in  the  Company.  All  of  the  issued  and  outstanding  shares  of  the  Preferred

Stock  and  Common  Stock  have  been  duly  authorized  and  validly  issued,  are  fully  paid  and nonassessable  and  are  owned  of  record  by  the  Seller  as  set  forth  in  Schedule  3.2(d),  attached hereto,  and  except  for  the  Permitted  Liens  are  free  and  clear  of  all  liens,  claims,  encumbrances and  restrictions  whatsoever.  The  Company  has  complied  with,  and  is  in  material  compliance with,  all  applicable  securities  Laws,  including  without  limitation  with  respect  to  the  issuance,

sale and/or the repurchase of any shares of Preferred Stock and Common Stock.

(ii)  There  are  no  outstanding  options,  warrants,  conversion  rights  or  other rights  to  subscribe  for  or  purchase,  or  other  contracts  with  respect  to,  any  capital  stock  of  the

Company  pursuant  to  which  the  Company  is  or  may  become  obligated  to  issue  or  redeem  or exchange any shares of the Company’s capital stock.

(e)

Articles    of    Incorporation;    Bylaws;    Minute    Books;    Records.    The

Company  has  heretofore  delivered  to  Purchaser  true  and  complete  copies  of  the  Articles  of

Incorporation   and  Bylaws  of   the  Company,   as   amended  and  in  effect  on  the   date  of   this

Agreement.   The   minute   books   of   the   Company   which   heretofore   have   been   provided   to

Purchaser  for  examination  contain  complete  and  accurate  records  of  all  written  corporate  action taken  by  the  board  of  directors  and  stockholders  of  the  Company  through  the  date  hereof,  and completely  and  accurately  reflect  all  transactions  in  the  shares  of  capital  stock  of  the  Company.

The  accounting  books  and  records  of  the  Company are  complete  and  correct  and  are  maintained in  a  manner  consistent  with  past  practice.  The  officers  and  directors  of  the  Company  as  of  the date of this Agreement are as set forth in Schedule 3.2(e), attached hereto, to this Agreement.

3.3

Authority;   Validity.   The   execution   and   delivery   by   the   Company   of   this

Agreement   and  the   other   documents  and   instruments   to  be   executed   and  delivered   by  the

Company   pursuant   hereto   and   the   consummation   by   the   Company   of   the   transactions

contemplated   hereby  and   thereby  have   been   duly  authorized   by  the  Company.   Other   than

instruments  required  pursuant  to  this  Agreement,  no  further  corporate  act  or  proceeding  on  the part  of  the  Company  is  necessary  to  authorize  this  Agreement  or  the  other  documents  and instruments  to  be  executed  and  delivered  by the  Company  pursuant  hereto  or  the  consummation by  the  Company  of  the  transactions  contemplated  hereby  and  thereby.  This  Agreement  and  the related  agreements,  documents  and  instruments  referred  to  herein  to  which  the  Company  is  a party have been duly executed and delivered by the Company and constitute the valid and legally binding  obligations  of  the  Company,  enforceable  against  the  Company  in  accordance  with  their respective terms.

3.4

Financial.   The   Seller   previously  furnished   to   Purchaser   materially  true     and

correct  copies  of the  Company’s  Financial  Statements,  copies  of all  of which  are  attached  hereto as  Schedule  3.4.  Except  as  indicated  in  Schedule  3.4  attached  hereto,  the  Financial  Statements were  prepared  in  accordance  with  GAAP  consistently  applied  through  the  applicable  periods

involved   (except   that   the   Interim   Financial   Statements   are   subject   to   normal   year-end

adjustments  and  do  not  include  footnotes),  and  present  fairly  the  financial  condition  of  the

Company as of the  respective dates of such  Financial Statements and the results of operations for the  respective  periods  then  ended.  Since  December  31,  2012,  there  has  been  no  change  in  the accounting  methods  or  practices  of  the  Company,  no  change  in  the  Company’s  policies  with respect to depreciation or amortization including useful lives of assets or rates for depreciation or amortization,  and  no  change  in  the  Company’s  policies  with  respect  to  pricing  inventory  or capitalizing costs.

3.5

Absence of Changes.

(a)

Except   as   set   forth   in   Schedule   3.5,   attached   hereto,   and   except   as

disclosed  in  the  Financial  Statements,  since  January  1,  2013,  there  has  been  no  (i)  adverse change  in  the  business,  property  or  condition  (financial  or  otherwise)  or  results  of  operations  of

the   Company,   either   individually   or   taken   as   a   whole,   from   that   shown   in   the   Financial

Statements,  (ii)  damage,  destruction  or  loss  (whether  or  not  covered  by  insurance)  which  singly or  in  the aggregate  adversely affects  the  Company’s  assets  or  the  business  or  financial  condition

of   the   Company,   (iii)   commitment   to   increase   or   effected   increase   in   either   the   rate   of

compensation  or  the  actual  compensation  payable  or  to  become  payable  by  the  Company  to  any of  its  officers  or  employees  over  the  amount  paid  for  the  fiscal  year  ended  December  31,  2014,

(iv)  new  contract,  agreement,  license  or  transaction  or  termination  of  any  previously  existing contract,  agreement  or  license  other  than  in  the  ordinary  course  of  business,  (v)  actual  or,  to  the

Knowledge   of   the   Seller,   threatened   labor   trouble   or   strike   affecting   the   Company,   (vi)

cancellation  or  other written  termination of  a  relationship  with the Company,  or  written notice  to the  Company  of  a  future  cancellation  or  other  termination  of  a  relationship  with  the  Company,

by  any  single  supplier  or  customer  of  the  Company  who  accounted  for  more  than  2%  of  the

Company’s  purchases  or  sales,  determined  by  reference  to  the  Company’s  fiscal  year  ended

December 31,  2014,  (vii)  commitment  for,  declaration,  setting aside,  or payment  of any dividend or  other  distribution  in  respect  of  any  of  the  Company’s  capital  stock,  or  (viii)  transaction  or transactions by the Company outside the ordinary course of business.

(b)

Except  as set  forth  in  Schedule  3.5,  since  January 1,  2015,  there  has  been no  direct  or  indirect  redemption,  purchase  or  other  acquisition  by  the  Company  of  any  shares  of its capital stock.

(c)

Except  as  set  forth  in  Schedule  3.5,  since  January  1,  2015,  the  Company has  not  granted  or  permitted  any  increase  in  the  compensation  payable  or  to  become  payable  to any of  the  Company’s  officers  or  employees, or  granted  or  permitted  any increase in  the  benefits under  any  bonus,  insurance,  pension  or  other  benefit  plan,  payment  or  arrangement  made  to,  for or  with  any  such  employees  or  officers  (including  without  limitation  any  sale  bonus  or  stay bonus to employees with respect to the transactions contemplated herein).

3.6

Absence  of  Undisclosed  Liability.  Except  as  set  forth  in  Schedule  3.6 attached hereto, or as disclosed  on the  Financial Statements, to the Knowledge  of the  Seller there

are   no   liabilities   or   obligations   of   any   kind   whatsoever,   whether   direct,   indirect,   accrued,

contingent  or  absolute,  and  whether  or  not  determined  or  determinable  (other  than  the  liabilities of  the  Company  set  forth  on  the  Financials  Statements),  to  which  the  Company  or  the  Acquired

Business  will  be  subject  following  consummation  of  the  transactions  contemplated  hereby,  and there  is no  existing claim, condition,  situation  or  set  of circumstances which  could  reasonably be expected to result in any such liability or obligation.

3.7

Powers  of  Attorney.  Except  as  set  forth  in  Schedule  3.7  attached  hereto,

there  are  no  employees  or  agents  of  the  Company  who  hold  powers  of  attorney  to  act  with respect to the Company, its assets or the Acquired Business.

3.8

Litigation.   Except   as   set   forth   in   Schedule   3.8   attached   hereto,   the

Company  is  not  bound  by  any  order,  judgment,  stipulation  or  consent  decree  of  any  court  or governmental  agency  affecting  its  assets,  or  limiting  or  affecting  its  operations;  there  is  no  suit,

action,  or  legal,  administrative,  arbitration  or  other  proceeding  or  governmental  investigation pending  or,  to  the  Knowledge  of  the  Seller,  threatened  in  writing  that  could  adversely  affect  the

business,   financial   condition   or   assets   of   the   Company;   there   are   no   labor   strikes,   filed

grievances  or  other  labor  troubles  pending  or,  to  the  Knowledge  of  the  Seller,  threatened  against the  Company,  and  there  is  no  pending  arbitration  proceeding  arising  out  of  any union  agreement to which  the  Company is or  was  a  party;  there are  not  currently pending or,  to  the Knowledge  of the  Seller,  threatened  against  the  Company  any  investigations  of  charges  or  complaints,  and there  are  no  outstanding  uncorrected  or  unresolved  citations,  charges,  complaints,  orders  or judgments,  issued  or  made  by  any  governmental  agency,  or  by  a  court,  with  respect  to  its

application   or   enforcement   of   the   Laws   relating   to   the   Company’s   business   operations,

environmental  protection,  labor  relations,  employee  safety  and  health,  wages,  hours  and  other labor  standards,  and  fair  employment;  and  no  judgment  or  pending  or,  to  the  Knowledge  of  the

Seller,  threatened  claim  exists  under  any  applicable  worker’s  compensation  Law  by  reason  of

employment   of   the   employees   of   the   Company   that   is   not   fully   covered   by   worker’s

compensation insurance.

3.9

Licenses; Compliance With  Laws and Regulations.

(a) Governmental  Licenses.  To  the  Knowledge  of  the  Seller  the  Company

has  all  governmental  licenses  and  permits  necessary  to  conduct  its  business,  and  such  licenses and  permits  are  in  full  force  and  effect  and  listed  on  Schedule  3.9(a).  Except  as  set  forth  in

Schedule  3.9(a),  no  violations  are  or  have  been  recorded  and  remain  outstanding  in  respect  of such  licenses or  permits and  no  proceeding  looking  toward the  revocation  or limitation  of  any of them  is  pending  or  threatened  to  the  Knowledge  or  Seller.  Set  forth  in  attached  Schedule  3.9(a)

is  a  complete  list  of  all  inspection  reports,  complaints,  citations  and  notices  of  violations  or alleged  violations  received  by  the  Company  within  the  period  of  two  (2)  years  prior  to  the  date hereof from any governmental agency having jurisdiction over the Company or its business.

(b)   Compliance   With   Laws   and   Regulations.   Except   as   provided   in

Schedule  3.9(b),  attached  hereto,  to  the  Knowledge  of  the  Seller  the  Company  is  in  compliance with  all  applicable  Laws  relating  to  the  operation  of  its  business  and  its  products,  the  Leased

Real   Estate,   and   its   other   assets,   including,   without   limitation,   all   zoning,   building,   fire,

plumbing,  product,  health  and  safety  Laws  including  applicable  product,  safety  and  consumer protection  specifications,  guidelines  and  standards,  including  without  limitation  those  related  to the  lead  content  of  children’s  products,  and  no  notice  has  been  served  upon  it claiming  violation

of   any   of   the   foregoing.   Except   as   provided   in   Schedule   3.10(e)   attached   hereto,   to   the

Knowledge  of  the  Seller  the  Leased  Real  Estate  and  all  buildings  and  improvements  situated thereon, and the  use  thereof by the  Company complies with  all Laws,  easements and  restrictions,

if any.

3.10     Title to and Condition of Property.

(a)

Real   Property  Used.   The   Leased   Real   Estate,   as   set   forth   on

Schedule  3.10(a)  attached  hereto,  constitutes  all  real  property  used  by  the  Company  in  the

Acquired Business.  The Company does not own any Owned Real Estate.

(b)

Title.   Except   for   the   Permitted   Liens   and   ordinary   Liens,   the

Company  owns  good  and  marketable  title  to,  and  has  undisputed  possession  of,  all  of  its  assets and  properties, free  and  clear of all  options,  adverse  claims, restrictions, tenancies, debts, claims,

security  interests,  defects  of  title,  mortgages,  liens,  pledges,  charges  or  encumbrances  of  any nature whatsoever.

(c)

Condition;  Sufficiency.  The  assets  of  the  Company  (together  with the  Leased  Real  Estate)  constitute  all  of  the  property  relating  to  or  used  or  held  for  use  in connection  with  the  Acquired  Business  on  this  date,  and  comprise  all  property  necessary  for  the continued  conduct  of  the  Acquired  Business  after  the  Closing  by  the  Company  as  conducted prior  to  the  Closing  by  the  Company.  To  the  Knowledge  of  the  Seller,  subject  only  to  ordinary wear  and  tear,  the  assets  of  the  Company  are  usable  and  used  in  the  Acquired  Business,  have

been well  maintained and  are  in  good  operating condition and  repair.   Since  January 1,  2014,  no

such asset essential to the operation of the Acquired Business has been destroyed, diverted by the

Company   to   other   uses,   or   otherwise   disposed   of   by   the   Company   without   having   been

adequately replaced.

(d)

Insurance.  The  Company,  the  Acquired  Business,  the  Leased  Real

Estate  and  all  of  the  Company’s  assets  have  been  and  are  insured,  and  will  be  insured  through the  Closing  Date,  in  the  amounts  and  against  the  risks  set  forth  in  Schedule  3.10(d),  attached hereto.  The  Company  is  not  in  default  with  respect  to  any  provision  contained  in  any  insurance policy  for  the  Company  and  has  not  failed  to  give  notice  or  present  any  claim  under  any  such policy  in  due  and  timely  fashion.  During  the  last  two  years,  the  Company  has  not  had  any insurance  policy  or  coverage  thereunder  cancelled,  withdrawn  or  not  renewed  by  the  insurer.

The  Company  has  not  received  notice  of  and  the  Seller  are  not  aware  of  any  cancellation  or threat  of  cancellation  of  such  insurance.  Except  as  set  forth  in  Schedule  3.10(d),  no  property damage,  personal  injury or  products  liability claims have  been made,  or  are  pending,  against  the

Company  that  are  not  fully  covered  by  insurance  (except  to  the  extent  of  co-insurance  and deductibles reflected in the applicable insurance policies).

(e)

Leased  Real  Estate. There are  no commenced,  or  to the Knowledge  of  the

Seller,  planned  public  improvements  related  to  the  Leased  Real  Estate  which  may  result  in special assessments  or area  wide  charges  for  which  the Company  would  be  responsible  as  lessee of  the  Leased  Real  Estate,  or  which  might  otherwise  adversely  affect  such  Leased  Real  Estate;

no   governmental   agency   or   court   order   has   been   issued   requiring   repairs,   alterations   or

correction  of  any  existing  conditions  of  the  Leased  Real  Estate;  there  is  no  pending  or,  to  the

Knowledge  of  the  Seller,  planned  or  contemplated  condemnation  or  similar  action  or  change  in any  zoning  or  building  ordinance  affecting  the  Leased  Real  Estate;  to  the  Knowledge  of  the

Seller   there   are   no   structural   or   mechanical   defects   in   the   Leased   Real   Estate,   including

adequacy  and  quality  of  well  and  sanitary  disposal  systems  or  defects  which  are  reasonably likely  to  result  in  the  discharge  of  pollutants  into  the  environment;  to  the  Knowledge  of  the

Seller  there  is  no  violation  of  or  nonconformance  with  any Law  requiring  or  calling  attention  to the  need  for  any  work,  repairs,  construction,  alteration  or  installation  affecting  the  Leased  Real

Estate;  to  the  Knowledge  of  the  Seller  all  buildings  and  other  improvements  situated  on  the

Leased Real Estate are located within the boundary lines thereof and any applicable setback lines without  overlap;  and  to  the  Knowledge  of  the  Seller  no  part  of  the  Leased  Real  Estate  is  located within  a  flood  or  lakeshore  erosion  hazard  area.  All  of  the  Leased  Real  Estate  has  rights  of access to public roads.

3.11     Taxes and Tax Returns.

(a)

Except as set forth on Schedule 3.11:

(1)

The  Company  has  timely  filed  or  timely  requested  extensions  to file  those  Tax  Returns  that  are  currently  due  for  all  taxable  periods  ending  on  or  before  the

Closing  Date  and  all  such  Tax  Returns  are  true,  correct  and  complete.  Copies  of  all  such  Tax

Returns for the periods ending on or after December 31, 2014 have been given to the Purchaser;

(2)

The Company has  paid  to the appropriate Governmental  Authority,

or  has  established,  in  accordance  with  GAAP  and  consistent  with  past  practice,  accruals  that  are reflected  on  the Company’s  financial  statements (as  provided  to the  Purchaser  hereunder)  for  the payment  of  all  Taxes  imposed  on  the  Company  or  for  which  the  Company  could  be  liable,

whether   to   taxing  authorities  or   to  other   persons   (pursuant   to   a   tax   sharing  agreement  or

otherwise) for all taxable periods beginning on or before the Closing Date;

(3)

No   extension   of   time   has   been   requested   or   granted   for   the

Company  to  file  any  Tax  Return  that  has  not  yet  been  filed  or  to  pay  any  Tax  that  has  not  yet been paid;

(4)

The  Company  has  not  received  notice  of  a  determination  by  a

Governmental  Authority that  Taxes are  owed  by the Company (such determination to be referred to  as  a  “Tax  Deficiency”)  that  has  not  been  resolved  as  of  the  date  of  Closing  and,  to  the

Company’s Knowledge, no Tax Deficiency is proposed or threatened;

(5)

All   Tax   Deficiencies  have   been   paid  or   finally  settled  and  all

amounts determined by settlement to be owed have been paid;

(6)

Except  in  the  case  of  a  Lien  for  ad  valorem  property  taxes  not  yet due  and  payable,  there  is  no  unpaid  Tax  (a)  that  constitutes  a  Lien  upon  any  of  the  assets  of  the

Company  or  (b)  for  which  the  Purchaser  would  be  liable  under  applicable  Law  by  reason  of having acquired the Purchased Stock;

(7)

There   are   no   presently   outstanding   waivers   or   extensions   or

requests  for  waiver  or  extension  of  the  time  within  which  a  Tax  Deficiency  may  be  asserted  or assessed;

(8)

No  issue  has  been  raised  in  any  examination,  investigation,  audit,

Claim   or   proceeding   relating   to   Taxes   (a   “Tax   Audit”)   which,   by   application   of   similar

principles  to  any past,  present  or  future  period,  would  result  in  a  Tax  Deficiency for  such  period and  no  Claim  has  ever  been  made  by  a  Governmental  Authority  in  a  jurisdiction  where  the

Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

(9)

There  are  no  pending  or,  to  the  Seller’s  Knowledge,  threatened,

Tax Audits of the Company;

(10)      To  Seller’s  Knowledge,  there  are  no  requests  for  rulings  in  respect of any Tax pending between the Company and any Governmental Authority;

(11)      To   Seller’s   Knowledge,   the   Company   has   complied   with   all

applicable  Laws  in  all  material  respects  relating  to  the  withholding  and  payment  of  Taxes  and has  timely  withheld  and  paid  to  the  proper  Governmental  Authorities  all  amounts  required  to have  been  withheld  and  paid  in  connection  with  amounts  paid  or  owing  to  any  employee,

independent contractor, creditor or shareholder;

(12)      To  Seller’s  Knowledge,  the  Company  has  disclosed  on  its  federal

income   Tax   Returns   all   positions   taken   therein   that   could   give   rise   to   a   substantial

understatement of federal income Tax within the meaning of Section 6662 of the Code;

(13)      To  Seller’s  Knowledge,  none  of  the  assets  of  the  Company  is property that it is required to be  treated as being owned  by any other person pursuant to the “safe harbor lease” provisions of former Section 168(f)(8) of the Code;

(14)      None  of  the  assets  of  the  Company  directly  or  indirectly  secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code;

(15)      None  of  the  assets  of  the  Company  is  “tax-exempt  use  property”

within the meaning of Section 168(h) of the Code;

(16)      The   Company   does   not   have,   and   has   not   had,   a   permanent

establishment  in  any  foreign  country,  as  defined  in  any  applicable  tax  treaty  or  convention between the United States and such foreign country; and

(17)      Neither  the  Company  is  not  a  party  to  any  Tax  allocation  or  Tax sharing agreement

(b)

Schedule  3.11  contains:  (1)   a   schedule  of  the   filing  dates  of  all  Tax

Returns  required  to  be  filed  by  the  Company;  (2)  a  description  of  all  past  Tax  Audits  involving

the  Company;   and   (3)  a   list  of  the   states,   territories  and  jurisdictions  (whether   foreign   or

domestic)   to  which   any  Tax   is  properly  payable   by  the   Company.  Except  as  set   forth  on

Schedule  3.11,  to  Seller’s  Knowledge,  the  Company  has  retained  all  supporting  and  backup

papers,   receipts,   spreadsheets   and   other   information   reasonably   necessary   for:   (A)   the

preparation  of all Tax  Returns  that have  not yet  been filed; and  (B)  the defense  of all  Tax  Audits involving  taxable  periods  either  ending  on  or  during  the  six  years  prior  to  the  Closing  Date  or

from   which   there   are   unutilized   net   operating   loss,   capital   loss   or   investment   tax   credit

carryovers.

(c)

To  Seller’s  Knowledge,  the  Company  has  collected  and  remitted  to  the appropriate  Governmental  Authority  all  sales  and  use  or  similar  Taxes  required  to  have  been collected,  including  any  interest  and  any  penalty,  addition  to  tax  or  additional  amount  unpaid,

and  has  been  furnished  properly  completed  exemption  certificates  for  all  exempt  transactions.

To   Seller’s   Knowledge,   the   Company   has   collected   and/or   remitted   to   the   appropriate

Governmental  Authority  all  property  Taxes,  customs  duties,  fees,  and  assessments  which  are other  than  in  the  nature  of  income  taxes  or  charge  of  any  kind  whatsoever  (including  Taxes assessed  to  real  property  and  water  and  sewer  rents  relating  thereto),  including  any  interest  and any penalty, addition to tax or additional amount unpaid.

3.12     Vacation  Pay.  Schedule   3.12,  attached  hereto,   sets  forth   the   true  and

correct  amount  of  vacation,  holiday  and  sick  pay  unpaid  as  of  the  date  hereof  for  all  employees of  the  Company  (i)  who  have  not  as  of  the  date  hereof  taken  vacation,  holiday  or  sick  time earned  prior  to  the  date  hereof;  or  (ii)  who  have  not  earned  vacation,  holiday  or  sick  time  as  of the  date  hereof  but  will  earn  vacation,  holiday  or  sick  time  for  any  period  or  partial  period  of employment  prior  to  the  date  hereof  if  they  continue  as  employees  of  the  Company  to  the  date when  such  vacation,  holiday  or  sick  time  will  accrue  to  them.  Except  as  set  forth  in  Schedule

3.12,  as  of  the  date  hereof,  the  Company  does  not  have  any  liability,  obligation  or  commitment to  any  of  its  employees  for  vacation,  holiday  or  sick  pay  earned  or  accrued  up  to  and  including the date hereof, whether or not vested.

3.13      Contracts and Commitments.

(a)

Significant  Contracts.  Except  for  the  Contracts  set  forth  in  Schedule  3.13 to  this  Agreement,  the  Company  and  the  Seller  are  not  a  party  to,  and  are  not  in  any  way obligated  under, (i)  any agreement, contract  or commitment containing any covenant limiting the freedom  of  the  Company  to  engage  in  any  line  of  business  or  compete  with  any  Person;  (ii)  any contract,  agreement  or  commitment  with  the  Company’s  present  or  past  officers,  employees,

agents,  consultants  or  advisors  that  is  not  cancelable  by  the  Company  on  notice  of  not  longer than  thirty  (30)  days  and  without  liability,  penalty  or  premium;  (iii)  any  contract,  agreement  or commitment  relating  to  the  disposition  of  assets  of  the  Company,  other  than  in  the  ordinary course  of  business;  (iv)  any  agreement  requiring  the  consent  of  any  other  person  to  the  transfer or  the  sale  by  the  Company  of  all  or  substantially  all  of  the  Company’s  assets  or  to  a  change  in control  with  respect  to  the  Company;  (v)  any  lease  of,  or  agreement  to  purchase  or  sell,  any capital  asset;  (vi)  any  management,  consulting,  personal  service,  agency  or  other  contract  which

provides   for   rendition   of   services   or   for   any   commission,   bonus,   incentive,   consulting   or

additional  compensation;  (vii)  any  agreement  or  note  evidencing  any  Indebtedness;  (viii)  any license,  other  than  licenses  for  off-the-shelf  software  applications;  (ix)  any  agreement  with  an agent,  dealer,  distributor,  sales  representative  or  franchisee;  (x)  any  agreement  for  the  storage,

transportation,   treatment   or   disposal   of   any  Materials   of   Environmental   Concern;   (xi)   any

agreement   restricting   the   right   of   the   Company   to   use   or   disclose   any   information   in   its

possession;  (xii)  any  partnership,  joint  venture  or  similar  relationship;  (xiii)  any  open  purchase order  by  the  Company  to  any  vendor,  or  from  any customer  of  the  Company,  which  involves  an amount  in  excess  of  $25,000;  (xiv)  any  other  agreement  which  involves  an  amount  in  excess  of

$25,000, or is not  in the  ordinary course of business of the Company; or (xv) any agreement with any third party for the manufacture of the Company’s products.

(b)

[Intentionally Omitted].

(c)

Consents;  Renewals;  Defaults.  The  Company  has  not  received  any  notice or  other  written  information  indicating  (i)  that  any  of  the  Contracts  set  forth  in  the  attached

Schedule  3.13  will  not  be  renewed  upon  expiration  or  (ii)  that  with  respect  to  any  Contract  set forth  in  the  attached  Schedule  3.13  requiring consent  as a  result  of the  transactions contemplated by this Agreement, the party whose consent  is required will  not give that consent.  The Company is not  in  default  under  any of  the  Contracts,  and  there  has  not  occurred any event  which  with the lapse  of time  or giving  of notice  or  both would  constitute  such a default by the  Company. To  the

Knowledge  of  the  Seller  the  Contracts  are  valid  and  binding  in  accordance  with  their  respective terms and are  in full  force and effect without any default, waiver  or indulgence thereunder by the

Company, or, to the Knowledge of the Seller, by any other party thereto.

3.14     Intellectual   Property,   Copyrights,   Patents,   Trademarks   and   Trade      Names.

Schedule  3.14  sets  forth  a  true  and  correct  listing  of  all  intellectual  property,  patents,  trade

names,    trademarks,    service    marks,   common-law   trademarks,    copyrights    (registered    and

common-law), and domain names,  and all  registrations and  applications for any of  the  foregoing,

owned, possessed,  licensed  or used  by the Company or  otherwise used  in the Acquired  Business.

Except  as  set  forth  in  Schedule  3.14,  the  Company owns  the  entire  right,  title  and  interest  in  and to  the  items  listed  on  Schedule  3.14,  and  such  items  are  not  subject  to  any  pending  or,  to  the

Knowledge  of  the  Seller,  threatened  litigation  or  other  adverse  claims.  To  the  Knowledge  of  the

Seller such  items  do not  violate  any Intellectual  Property Rights  of  any other  Person.  There  have been no written claims or assertions by any other  Person  of  infringement of any of  such items by the  Company.  None  of  the  items  listed  on  Schedule  3.14  is  invalid  or  unenforceable,  and  all filings  required  to  keep  such  items  effective  and  enforceable  have  been  made  by  the  Company.

The  Company  has  not  infringed,  misappropriated  or  otherwise  conflicted  with,  and  the  operation of  the  Acquired  Business  as  currently  conducted  will  not  infringe,  misappropriate  or  otherwise conflict  with,  any  Intellectual  Property Rights  of  any  Person,  and  the  Company has  not  received notice  of  any  claims  alleging  any  of  the  foregoing.  The  Company  owns  and  possesses,  or  has  a valid  and  enforceable  right  to  use,  all  Intellectual  Property  Rights  used  in  the  operation  of  the

Acquired Business as presently conducted.

3.15     Environmental Matters.

Except as set forth on Schedule 3.15

(a)

The   Company    is    and    has    been    in    material    compliance    with   all

Environmental  Laws  and  has  not  received  any  communication  (written  or  oral),  whether  from  a governmental  authority,  citizens  group,  employee  or  otherwise,  that  alleges  that  the  Company  is not  in compliance with applicable Environmental Laws,  and  to the  Knowledge of the Seller there are no present circumstances that may prevent or interfere with such compliance in the future.

(b)

There  is  no  Environmental  Claim  pending  or,  to  the  Knowledge  of  the

Seller,  threatened  against  the  Company,  or  against  any  person  or  entity  whose  liability  for  any

Environmental  Claim the  Company has  or  may have  retained  or  assumed  either  contractually or,

to the Knowledge of the Seller, by operation of law.

(c)   The   Company   has   not   caused   any   past   or   present   actions,   activities,

circumstances,   conditions,   events   or   incidents,   including,   without   limitation,   the   release,

emission,  discharge,  presence,  or  disposal  of  any Material  of  Environmental  Concern,  that  could form  the  basis  of  any  Environmental  Claim  against  the  Company  or  any  person  or  entity whose liability  for  any  Environmental  Claim  the  Company  has  or  may have  retained  or  assumed  either contractually or  ,  to  the  Knowledge  of the  Seller,  by operation  of Law.  To the  Knowledge  of the

Seller,  no  Person  has  caused  any  past  or  present  actions,  activities,  circumstances,  conditions,

events  or  incidents,  including,  without  limitation,  the  release,  emission,  discharge,  presence,  or

disposal   of   any   Material   of   Environmental   Concern,   that   could   form   the   basis   of   any

Environmental  Claim  against  the  Company  or  any  person  or  entity  whose  liability  for  any

Environmental  Claim the  Company has  or  may have  retained  or  assumed  either  contractually or,

to the Knowledge of the Seller, by operation of Law.

(d)

Without   in   any  way   limiting  the   generality  of   the   foregoing,   (i)   the

Company  has  not  stored,  disposed  or  arranged  for  the  disposal  of  Materials  of  Environmental

Concern  on  all  off  site  and  on  site  locations,  (ii)  to  the  Knowledge  of  the  Seller,  there  are  no underground storage tanks located on property at any time owned or leased by the Company, (iii)

to  the  Knowledge  of  the  Seller,  there  is  no  asbestos  contained  in  or  forming  part  of  the  Leased

Real  Estate  or  any  building,  building  component,  structure  or  office  space  owned  or  leased  by the Company,  and (iv)  to the  Knowledge  of  the  Seller,  no polychlorinated  biphenyls (PCB’s)  are used or stored at the Leased Real Estate or any property owned, leased or used by the Company.

3.16      Computer  Systems.  To  the  Knowledge  of  Seller  and  other    than    the

normal   rotation   of   older   computer   hardware,   software   and   equipment   that   have   not   been

disposed  of,  all  of  the  computer  hardware  and  software  systems,  and  all  equipment  including

imbedded   microprocessors,   owned,   leased   or   used   by   the   Company   (including,   without

limitation,   those   related   to   equipment,   manufacturing   processes,   quality   control   activities,

accounting  and  bookkeeping  records  and  record  keeping  activities,  environmental,  HVAC  and other  facility  controls,  and  security  and  communications  systems)  are  fully  operational  and  are operating properly as designed.

3.17     Transactions  with  Affiliates.  Except  as  set  forth  in  Schedule  3.17  hereto,

since  December  31,  2013, the Company has  not,  directly or  indirectly,  purchased,  leased  from  or otherwise  acquired  any  property  or  obtained  any  services  from,  or  sold,  leased  to  or  otherwise disposed  of  any  property  or  furnished  any  services  to,  or  otherwise  dealt  with,  in  the  ordinary course  of  business  or  otherwise,  any  Seller  or  any  other  Person  which,  directly  or  indirectly,

controls, is controlled by or is under common control with the Company.

3.18     Bank  Accounts.  Schedule  3.18  attached  hereto  contains  a  complete  list  of each  bank,  financial  institution  and  brokerage  company  in  which  the  Company  has  an  account together  with  the  type  of  account  and  the  names  of  all  persons  authorized  to  draw  thereon  or have access thereto.

3.19      No   Pending   Transactions.   Except   for   this   Agreement,   neither   the

Company nor  the  Seller is a party to  or  is bound  by any agreement, undertaking or commitment:

(a)   to   merge   or   consolidate   the   Company   with,   or   to   have   the   Company   acquire   all   or

substantially all of the properties and assets of, any other Person; (b) to sell, lease or exchange all or  substantially  all  of  the  Company’s  properties  and  assets  to  any  other  Person;  (c)  to  sell  or exchange  all  or  substantially  all  of  the  capital  stock  of  the  Company to  any  other  Person;  or  (d)

to reorganize the Company.

3.20      Indebtedness; Investments.

(a)

Except as disclosed in Schedule 3.20 attached hereto, the Company does not have any Indebtedness.

(b)

Except  as  disclosed  in  Schedule  3.20,  the  Company  does  not  own,

or have any right or obligation to acquire, any Investment.

(c)

Any  indebtedness  of  the  Company  to  the  Seller  is subordinated  to the  Noteholder  Debt  so  that  the  Seller  is  only  repaid  after  the  Noteholders  are  repaid  on  the

Noteholder Debt.

3.21      Product  Warranties.  Disclosed  on  Schedule  3.21  to  this  Agreement  is  a true  and  accurate  list  of  all  of  the  forms  of  product  warranty  or  guaranty  now  in  effect  or outstanding  with  respect  to  products  sold  or  leased  by  the  Company  and  all  of  the  forms  of product warranty or guaranty which have been issued by the Company during the past two years.

3.22      Warranty   Claims   and   Customer   Complaints.   Except   as   set   forth   on

Schedule  3.22,  there  are  no  existing  or,  to  the  Knowledge  of  the  Seller,  threatened  claims  or customer  complaints  against  the  Company  (i)  for  or  related  to  any  alleged  defective  product  or

(ii)  for  or  related  to  any product  which  alleges  failure  to  meet  any  service  or  product  warranties of  the Company or  any applicable  standard  or  specification  of any contract  or  purchase  order  for such  product  or  any  applicable  foreign,  federal,  state  or  local  Law,  in  either  case  which  involve costs  to  the  Company  in  excess  of  $5,000  or  which  in  the  aggregate  for  all  claims  and  customer complaints  against  the  Company  exceed  $25,000.  Schedule  3.22  accurately  describes  all  such

claims   or   customer   complaints   (exceeding   the   dollar   thresholds   set   forth   in   the   previous

sentence)  received  by  the  Company  during  the  past  two  years  including,  with  respect  to  each such  claim  or  customer  complaint,  a  description  of  (i)  the  nature  of  the  claim  or  customer complaint and (ii) the date of the claim or customer complaint.

3.23     Employees.

(a)

To  the  Knowledge  of  the  Seller,  the  Company  is  in  compliance  with  all

applicable   Laws   respecting   labor   and   employment,   applicant   and   employee   background

checking,  immigration,  discrimination  in  employment,  terms  and  conditions  of  employment,

wages,  hours  and  occupational  safety  and  health  and  employment  practices,  and  is  not  engaged in  any  unfair  labor  practice.  There  are  no  outstanding  claims  against  the  Company  for  any payment  to  any trust  or  other  fund  or  to  any governmental  entity,  with  respect  to  unemployment compensation  benefits,  social  security  or  other  benefits  or  obligations  for  employees  other  than routine  payments  to  be  made  in  the  ordinary  course.  Except  as  set  forth  on  Schedule  3.23,  there are  no  pending  claims  against  the  Company  under  any  workers  compensation  plan  or  policy  or for  long  term  disability.  Except  as  set  forth  on  Schedule  3.23,  there  is  not  currently,  and  there has  not  been  in  the  past  three  years,  any  legal  proceeding  against  the  Company  based  on  actual or  alleged  wrongful  termination,  unlawful  or  unfair  dismissal,  or  race,  age,  sex,  disability  or other  harassment  or  discrimination.  Except  as  set  forth  on  Schedule  3.23,  to  the  Knowledge  of the  Seller there are  not currently, and there have  not  been in the past three years, any activities or proceedings  of  any  labor  union  to  organize  any  employees  of  the  Company.  Except  as  set  forth on  Schedule  3.23,  none  of  the  managers  or  corporate  staff  departments’  heads  of  the  Company have  given  written  notice  to  the  Company  within  the  past  six  months  that  any  such  employee intends to terminate his or her employment with the Company.

(b)

Schedule   3.23  contains   a   complete  and  accurate  list   of  the  following

information for  each employee  of the  Company,  including each employee  on leave of  absence  or layoff  status:  name;  job  title;  and  the  current  and  the  prior  year’s  compensation  or  remuneration

(including  any  bonus).  Except  as  set  forth  on  Schedule  3.23,  the  Company  has  not  made  any promises  for  the  payment  of  any  bonuses,  backpay  or  other  remuneration  to  any  employees,

contractors   or   other   Persons   in   any   way   related   to   the   transactions   contemplated   by   this

Agreement.

(c)

Except as set forth in Schedule 3.23, attached hereto, the Company is not a party  to,  and  is  not  negotiating,  any  collective  bargaining  or  other  labor  union  contract  or employment  agreements  with  its  employees  or  with  any  organization  representing  any  of  its employees,  and  is  not  bound  by  any  other  agreement  with  a  labor  organization;  the  Company does  not  have  any  agreements,  arrangements  or  commitments  that  contain  any  severance  or termination pay or  liabilities or obligations for any bonus, deferred compensation, pension, profit sharing  or  retirement  arrangement  with  any  employee  or  former  employee,  and  the  Company  is not  presently paying  any  pension,  deferred  compensation  or  retirement  allowance  to  any  former employee.

3.24     Benefit Plans.

(a)

Except  for  the  Existing  Plans,  as  set  forth  on  Schedule  3.24  attached hereto,  the  Company  does  not  maintain  any  Benefit  Plan.  The  Seller  has  delivered  to  Purchaser true  and  correct  copies  of  each  of  the  Existing  Plans  for  which  written  documentation  exists,

together  with  copies  of  any  summary  plan  or  similar  description  thereof  and  the  most  recent

actuarial  reports,  reviewed  financial  statements  and  Form  5500  and  schedules,  if  any,   with

respect  thereto.  Each  of  the  Existing  Plans  is  in  compliance  in  all  respects  with  applicable Law,

including  without  limitation,  the  Code  and  ERISA,  and  any  Benefit  Plan  terminated  by  the

Company during  the  five-year  period  ending  with  the  date  of  this  Agreement  was  in  compliance

with  such  Law  and  was  terminated  in  compliance  with  such  Law.    All  of  the  Existing  Plans

which are intended to meet the requirements of Section 301(a) of the Code have been determined by  the  Internal  Revenue  Service  to  be  “qualified”  within  the  meaning  of  Section  301(a)  of  the

Code  or  timely  application  has  been  made  therefor,  and  there  are  no  facts  Known  to  the  Seller which  would  adversely affect  the  qualified  status of  such  Existing Plans.  The  Company is  not  in default  in  any  respect  in  performing  its  obligations  under  any  of  the  Existing  Plans,  and  all contributions,  payments,  liabilities  or  obligations  under  any  Existing  Plans  that  are  required  to have  been  paid  on  or  before  the  date  hereof  have  been  paid  or  that  are  required  to  have  been

accrued   on   the   date   hereof   on   the   books   of   account   of   the   Company   by   GAAP   applied

consistently  with  the  past  practice  of  the  Company  for  year-end  financial  statements  have  been so accrued.

(b)

With  respect  to  each  Existing  Plan,  all  reports  required  under  ERISA  or any other  applicable Law  or  regulation  to  be  filed  by or  on  behalf  of  such  Plan with  the  relevant governmental  authority  the  failure  of  which  to  file  could  reasonably  result  in  liability  to  the

Company have been duly filed and all such reports are true and correct as of the date given.

(c)

Neither  the  Company  nor  any  of  its  ERISA  Affiliates  nor  any  Existing

Plan  has  engaged  in  a  “prohibited  transaction”  (as  such  term  is  defined  in  Section  3975  of  the

Code  and  Sections  306  and  308  of  ERISA),  which  would  subject  the  Company  (after  giving effect  to  any  exemption)  or  any  Existing  Plan  to  the  tax  or  penalty  on  prohibited  transactions imposed by Section 3975 of the Code, Section 502 of ERISA or any other liability.

(d)

Except  for  the  Company’s  voluntary  discontinuance  of  a  non-matching

401-K   Plan,   due   to   five   (5)   years   employee   non-participation,   no   Existing   Plan   has   been

terminated,  nor  has  any  “accumulated  funding  deficiency”  (as  defined  in  Section  312(a)  of  the

Code)  been  incurred  (without  regard  to  any  waiver  granted  under  Section  312  of  the  Code),  and no  funding  waiver  from  the  Internal  Revenue  Service  has  been  received  or  requested  with respect  to  any  Existing  Plan  and  neither  the  Company  nor  any  of  its  ERISA  Affiliates  failed  to make  any contributions  or  to  pay any  amounts  due  and  owing  as  required  by Section  312  of  the

Code,  Section  302  of  ERISA  or  the  terms  of  any  Existing  Plan  prior  to  the  due  date  of  such contribution  under  Section  312  of  the  Code  or  Section  302  of  ERISA,  nor  has  there  been  any

reportable  event  or  any  event  requiring   disclosure   under   Section   3031(c)(3)(C),   3063(a)   or

3068(f) of ERISA with respect to any Existing Plan.

(e)

The  value  of  the  assets  of  each  Existing  Plan  which  is  a  “defined  benefit”

plan  (as  defined  in  Section  3(35)  of  ERISA)  equaled  or  exceeded  the  present  value  of  the

“benefit  liabilities” (as defined in Section 3001(a)(16) of ERISA)  of each such  plan as of the end of the preceding plan year, using the plan’s actuarial assumptions as in effect for such plan year.

(f)

There  are  no  claims  (other  than  claims  for  benefits  in  the  normal  course),

actions  or  lawsuits  asserted  or  instituted  against,  and  there  are  no  pending  or  to  the  Knowledge of  the  Seller threatened litigation or claims  against, the  assets of any Existing Plan or  against any fiduciary  of  such  Existing  Plan  with  respect  to  the  operation  of  such  Existing  Plan,  which,  if adversely determined, could have  an adverse effect on the  business, operations, properties, assets or condition (financial or otherwise) of the Company.

(g)

Except    as    specified    otherwise    in    Schedule    3.24    attached    to    this

Agreement,  each  of  the  Existing  Plans  can  be  terminated  by  the  Company  within  a  period  of  30 days  following  the  Closing  Date,  without  payment  of  any additional  compensation  or  amount  or the  additional  vesting  or  acceleration  of  any  benefits  under  any  of  such  plans,  and  none  of  the transactions  contemplated  by  this  Agreement  shall  result  in  the  acceleration  of  any  payments under any Existing Plan.

(h)

Neither  the  Company nor  any of  its ERISA  Affiliates  has  incurred  (a)  any liability  to  the  PBGC  (other  than  routine  claims  and  premium  payments),  (b)  any  withdrawal liability  (and  no  event  has  occurred  which,  with  the  giving  of  notice  under  Section  3219  of

ERISA,  would  result  in  such  liability)  under  Section  3201  of ERISA  as  a  result  of a  complete  or

partial   withdrawal   (within   the   meaning   of   Section   3203   or   3205   of   ERISA)   from   a

multiemployer  plan  described  in  Section  3(37)  of  ERISA  or  (c)  any  liability  under  ERISA

Section 3062 to the PBGC, or to a trustee appointed under Section 3032 of ERISA.

(i)

Neither the Company nor  any of its ERISA  Affiliates nor any organization to  which  the  Company  or  any  of  its  ERISA  Affiliates  is  a  successor  or  parent  corporation  (as described  in  Section  3069(a)  of  ERISA)  has  engaged  in  a  transaction  described  in  Section  3069 of ERISA.

(j)

The  Company  does  not  maintain  and  has  not  established  any  “welfare benefit plan” (within the  meaning of Section  3(1) of ERISA), other than those listed on Schedule

1.1  to  this  Agreement,  which  provides  for  continuing  benefits  or  coverage  for  any  participant  or any  beneficiary  of  a  participant  after  such  participant’s  termination  of  employment  except  as may  be  required  by  the  Consolidated  Omnibus  Budget  Reconciliation  Act  of  1985,  as  amended

(“COBRA”), and the regulations thereunder.

(k)

The  Company  and  each  of  its  ERISA  Affiliates  maintaining  a  “welfare benefit  plan”  (within  the  meaning  Section  3(1)  of  ERISA)  has  complied  with  all  applicable notice  and  continuation  coverage  requirements  of  COBRA  and  the  regulations  thereunder  such that there would not result any tax, penalty or liability to the Company.

(l)

Neither the  Company nor  any of  its ERISA  Affiliates has  any liability as a successor  of  any  other  organization  to  any  Benefit  Plan  (or  beneficiary,  sponsor,  trustee  or fiduciary  of  such  plan)  pursuant  to  successor  liability  rules  of  Title  IV  of  ERISA  or  federal common law. (m) Except as set forth in

3.25      Multi-Employer   Plans.   Neither   the   Company   nor   any   of   its   ERISA

Affiliates  contributes,  is  required  to  contribute  and  since  January 1,  1976  has  contributed,  to  any multiemployer plan within the meaning of Section 3(37) of ERISA.

3.26      Benefit  Claims.     No  person  has  asserted  any  claim  under  which  the

Company  has  any  liability  under  any  Benefit  Plan  maintained  by  the  Company  or  to  which  the

Company  is  a  party,  or  under  any  worker’s  compensation  or  similar  Law,  which  is  not  fully covered  by insurance  maintained with  unaffiliated,  financially sound, reputable insurers or, if not insured, for which an adequate reserve is not reflected on the Financial

Statements.

3.27      Disclosure.    No    representation    or    warranty    by   the    Seller    in    this

Agreement, and  no statement, certificate or  schedule  furnished or to  be furnished by or  on  behalf

of   the  Company  or   the   Seller   pursuant   to   this   Agreement,   or  any  document  or   certificate

delivered  to  Purchaser  pursuant  to  this  Agreement  or  in  connection  with  actions  contemplated hereby,  contains  or  shall  contain  any  untrue  statement  of  material  fact  or  omits  or  shall  omit  a material fact  necessary to  make  the  statements  contained  therein,  in  light  of  the  circumstances  in which they were made, not misleading.

3.28      Broker’s and Finder’s Fees.    Except  for  the  persons  listed  on  Schedule

3.28  attached  to  this  Agreement,  no  broker,  finder,  agent,  representative  or  similar  intermediary has  acted  as  a  broker  for  or  on  behalf  of  the  Seller  in  connection  with  this  Agreement  or  the transactions  contemplated  hereby,  and  no  broker,  finder,  agent  or  similar intermediary  is  entitled to  a  brokerage  commission,  finder’s  fee,  advisory  fee  or  other  like  payment  (each,  a  “Broker’s

Fee”)  in  connection  herewith,  based  on  any  agreement  or  understanding  with  Seller  or  any action  taken  by  Seller.  Any  such  Broker’s  Fee  based  on  any  agreement  or  understanding  with

Seller  or  any action  taken  by Seller  which  may be  due  in  connection  with  the  purchase  and  sale contemplated  by  this  Agreement  will  be  borne  by  the  Seller  who  entered  into  the  agreement  to pay.

3.29

Securities   Act   Acknowledgements,   Representations,   Warranties   and

Covenants.

(a)

Acknowledgments.  Seller,  agrees and  acknowledge  that: (1)  no  federal  or state  agency  has  made  any  finding  or  determination  as  to  the  fairness  of  the  distribution  of  the

Shares for investment, or any recommendation or endorsement of the Shares; (2) the Shares have not  been  registered  under  the  Securities  Act  of  1933,  as  amended  (the  “Act”),  or  the  securities acts  of  any state  and,  as  a  result,  the  Shareholder  must  bear  the  economic  risk  of the  investment indefinitely because the Shares may not be  sold  unless subsequently registered under the Act and the  securities  laws  of  any appropriate  states  or  an  exemption  from  such  registration  is  available,

and  that  such  registration  under  the  Act  and  the  securities  laws  of  any  such  states  is  unlikely  at any time in the future; (3) iGambit does not have any present intention and is under no obligation to  register  the  Shares,  whether  upon  initial  issuance  or  upon  any  transfer  thereof  under  the  Act and  applicable  state  securities  laws,  and  Rule  144  and/or  Rule  145  may  not  be  available  as  a basis  for  exemption  from  registration;  and  (4)  unless  and  until  registered  under  the  Act,  all certificates  evidencing  the  Shares,  whether  upon  initial  issuance  or  upon  any  transfer  thereof,

will bear a legend, prominently stamped or printed thereon, reading substantially as follows:

“THE    SECURITIES    REPRESENTED    BY    THIS    CERTIFICATE    HAVE    NOT    BEEN

REGISTERED    UNDER    THE    SECURITIES    ACT    OF    1933,    AS    AMENDED     (THE

“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.   SUCH SECURITIES

MAY   NOT   BE   SOLD,   PLEDGED,   OR   OTHERWISE   TRANSFERRED   WITHOUT   AN

EFFECTIVE   REGISTRATION   STATEMENT   FOR   SUCH   SECURITIES   UNDER   THE

SECURITIES  ACT  AND  APPLICABLE  STATE  SECURITIES  LAWS,  OR  PURSUANT  TO

AN  EXEMPTION  FROM  THE  REGISTRATION  PROVISIONS  OF  THE  SECURITIES  ACT

AND APPLICABLE STATE SECURITIES LAWS.”

(b)

Representations,   Warranties   and   Covenants.   (1)   The   Shares   are   being

acquired   for   the   Company’s   Shareholder’s   (collectively   “Shareholder”)   own   account   for

investment  and  not  for  distribution  or  resale  to  others  and  the  Shareholder  will  not  sell  or otherwise  transfer  the  Shares,  whether  by  dividend  or  other  distribution  or  upon  liquidation  or dissolution  or  otherwise,  unless  they  are  registered  under  the  Act  and  the  securities  acts  of  any appropriate  state  or  unless  an  exemption  from  such  registration  is  available  and  iGambit  is satisfied  that  such  exemption  is  available;  (2)  the  acquisition  of  the  Shares  by  the  Shareholder hereunder  is  consistent  with  its  general  investment  objectives  and  the  Shareholder  understands that  the  acquisition  of  the  Shares  is  a  speculative  investment  involving  a  high  degree  of  risk,

including  the  risk  of  total  loss  of  such  investment,  and  there  is  now  no  established  market  for

iGambit’s  capital  stock  and  there  is  no  assurance  that  any  public  market  for  such  stock  will develop;  (3)  the  Shareholder  has  adequate  means of  providing  for  his  current  needs  and  possible personal  contingencies  and  he  has  no  need  for  liquidity  in  this  investment  and  can  bear  the  risk of  losing  his  entire  investment  in  the  Shares;  (4)  iGambit  has  made  available  to  the  Shareholder at  a  reasonable  time  prior  to  its  investment  the  opportunity to  ask  questions  and  receive  answers concerning  the  Shares  and  to  obtain  any  additional  information  which  iGambit  possesses  or  can

acquire   without   unreasonable   effort   or   expense   that   is   necessary   in   connection   with   the

investment  but  the  Shareholder  agrees  and  acknowledges,  however,  that  he  has  relied  solely upon  this  Agreement  and  his  own  independent  investigation  in  making  the  decision  to  invest  in the  Shares;  (5) the  Shareholder  understands  that  the  distribution  of the  Shares  is limited  solely to

“accredited  investors,”  as  that  term  is  defined  under  Regulation  D  of  the  Securities  Act  and  the

Seller  is  an  “accredited  investor”  (as  so  defined);  (6)  the  Shareholder  is  a  sophisticated  investor and  has  such  knowledge  and  experience  in  financial  and  business  matters  that  he  is  capable  of understanding  the  merits  and  risks  inherent  in  the  proposed  acquisition  of  the  Shares;  (7)  the

Shareholder   is   acquiring   the   Shares   without   having   been   furnished   any   specific   offering

literature  or  prospectus  but  has  relied  generally  upon  information  filed  by  iGambit  with  the

Securities  and  Exchange  Commission  and  acknowledges  that  no  representations  or  warranties have  been  made  to  the  Shareholders  or  his  representatives  by  iGambit  or  the  Purchaser,  or  any officer,  employee,  agent  or  affiliate  of  iGambit  or  the  Purchaser  other  than  as  contained  in  this

Agreement  and  the  Shareholder  must  independently  seek  advice  from  its  own  tax  and  other advisor(s)  and  is  not  relying  on  any  tax  or  other  advice  received  from  iGambit  or  the  Purchaser in  connection with  the  transactions contemplated  by this  Agreement; and  (8) the Shareholder has neither  relied  upon  nor  seen  any  form  of  advertising  or  general  solicitation  in  connection  with the distribution of the Shares.

4.

COVENANTS OF THE SELLER.

The Seller hereby covenant and agree as follows:

4.1

Full  Cooperation;  Access  to  Information. The  Seller  shall  cooperate  in  good  faith

with   Purchaser   in   causing   the   transactions   that   are   the   subject   of   this   Agreement   to   be

consummated.  Seller  shall  permit  Purchaser  and  its  counsel,  accountants,  employees  and  other representatives, prior to Closing, to make such investigations of Company’s business, operations,

assets,  employees,  contracts,  books,  records  and  financial  information,  all  as  Purchaser  deems necessary  or  advisable  in  the  conduct  of  its  due  diligence  investigation  into  Seller’s  business,

operations  and  assets.  Seller  shall give  to  Purchaser  and  its counsel,  accountants,  employees  and other  representatives  access,  to  the  fullest  extent  possible  without  unreasonably  interfering  with

Company’s  business  operations,  to  all  of  Company’s  personnel,  properties,  books,  contracts,

commitments  and  records,  and  will  promptly  furnish  to  Purchaser  copies  of  all  such  documents and  records  and  information  with  respect  to  Company’s  affairs  as  Purchaser  may  from  time  to time  in  the  exercise  of  its  sole  and  absolute  discretion  request.  Purchaser  shall  not  be  under  any obligation  to  continue  with  its  due  diligence  investigation  if,  at  any  time,  the  results  of  its  due diligence investigation are not fully satisfactory to it for any reason in its sole discretion.

4.2

No  Inconsistent  Action.  Seller  will  not  take  any action  which  is  inconsistent  with or  impairs  the  consummation  of  the  transactions  contemplated  by  this  Agreement  or  which would make inaccurate the representations or warranties made by the Seller herein.

4.3

Non-Solicitation.  In  consideration  of  the  expense  and  effort  that  will  be expended by  Purchaser  in  its  due  diligence  investigation,  the  Seller,  nor  their  affiliates  will,  directly,

indirectly   or   otherwise,   solicit   or   entertain   offers   from,   negotiate   with   or   in   any   manner

encourage,  discuss,  entertain,  accept  or  consider  any  proposal  of  any  other  person  or  entity relating to a disposition (directly or indirectly) of all or any portion of the assets of the Company,

the  stock  of  the  Company,  or  a  merger  involving  Company,  or  the  issuance  of  any  shares  of  or other  equity  securities  of  the  Company,  at  any  time  during  the  term  of  this  Agreement,  or,  to

raise  funds  in  the  form  of  debt   or  equity  for   use   in  the   Seller’s   operations,   other   than  as

contemplated  pursuant  to  Section  10  hereof,  until  the  earlier  to  occur  of  the  Closing  Date,  or,  if applicable, the termination of this Agreement.

4.4

[Intentionally Omitted].

4.5

Prohibited Actions Pending Closing.

Unless  otherwise  provided  for  herein  or  approved  by  Purchaser  in  writing,  from the  date  hereof until  the  Closing Date, the  Seller shall  cause  the  Company not  to  do  or  enter into the following:

(a)

amend  or  otherwise  change  its  Articles  of  Incorporation,  By-Laws  or other organizational documents;

(b)

issue  or  sell,  authorize  for  issuance  or  sale,  grant  any  options  or  make any other agreements with third parties with respect to the Seller’s and/or the Company’s stock;

(c)

authorize  or  incur  any  additional  debt  for  money  borrowed,  or  incur  any additional  debt,  liability or  obligation  other  than  in the  ordinary course  of  business,  other  than in favor of Purchaser;

(d)

mortgage,  pledge  or  subject  to  Lien  or  other  encumbrance  any  of  its properties or assets, or agree to do so;

(e)

sell or otherwise dispose of, or agree to sell or dispose of any of its assets or properties other than in the ordinary course of business;

(f)

amend    or    terminate    any    lease,    contract,    undertaking    or    other

commitment  listed  in  any of  the  disclosure  schedules  annexed  hereto  to  which  it  is a  party,  or  to take action or fail to take any action, constituting any event of default thereunder;

(g)

assume,  guarantee or otherwise become  responsible for the obligations of any other party or agree to do so;

(h)

make any change in accounting methods or principles;

(i)

compromise  or  settle  any  material  Claim,  other  than  with  the  consent  of the Purchaser;

(j)

acquire   any   of   the   Seller’s   or   Company’s   capital   stock   or   other

ownership  interests  of  any  other  entity  or  acquire  all  or  substantially  all  of  the  assets  of  another entity;

(k)

take  any action  prior  to  the  Closing Date which  would  breach any of  the representations and warranties contained in this Agreement;

(l)

take  any  action  or  omit  to  take  any  action  if  taking  or  omitting  to  take such action could have a Material Adverse Effect; or

(m)

agree to take any of the actions described in this Section 4.5.

4.6

Conduct of Business Pending Closing.

From  the  date  hereof  until  the  Closing  Date,  the  Seller  covenants  and  agrees  to cause the Company to:

(a)

maintain its existence in good standing;

(b)

maintain proper business and accounting records;

(c)

maintain all insurance on the Company’s assets in effect on the date of this

Agreement; and

(d)

continue to diligently operate its business in the ordinary course.

4.7

Further Assurances. Upon the reasonable request of any party at any time after the

Closing,  the  other  parties  shall  promptly  execute  and  deliver  such  documents  and  instruments and  take  such  additional  action  as  the  requesting  party  may  reasonably  request  to  effectuate  the purposes of this Agreement.

5.

REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser  represents and  warrants  to the Seller, that  the  following representations and warranties are true and correct in all material respects on the date hereof and will be true and correct in all material respects on and as of the Closing Date:

5.1

Organization  and  Good  Standing.   Purchaser  is  a   corporation   duly  organized,

validly existing and  in  good  standing under  the  laws of the  State  of Delaware and has  full  power to  carry  on  its  business  as  it  is  now  being  conducted  and  to  own  or  hold  under  lease  the properties it now owns or holds under lease

5.2

Authority.  Purchaser  has  full  power  and  authority  to  enter  into  this  Agreement.

Purchaser and its members, officers and directors have taken all action necessary to  authorize the execution,  delivery  and  performance  of  this  Agreement,  the  completion  of  the  transactions contemplated  hereby  and  the  execution  and  delivery  of  any  and  all  instruments  necessary  or appropriate  to  effectuate  fully  the  terms  and  conditions  of  this  Agreement.  This  Agreement  has

been   properly   executed   and   delivered   by   Purchaser   and   (assuming   the   due   authorization,

execution  and  delivery thereof  by the  Seller)  constitutes  the  valid  and  legally binding  obligation of Purchaser, and is enforceable against Purchaser in accordance with its terms.

5.3

No   Conflict.   Neither   the   execution   and   delivery   of   this   Agreement   nor   the

carrying  out  of  the  transactions  contemplated  hereby  will  result  in  any  violation,  termination  or modification  of,  or  conflict  with,  the  articles  of  organization,  certificate  of  incorporation  or  by-

laws of Purchaser or any of the contracts or other instruments to which Purchaser is a party, or of any judgment, decree or order applicable to Purchaser.

5.4

Broker’s  and  Finder’s  Fees.  No  broker,  finder,  agent,  representative  or  similar intermediary  has  acted  as  a  broker  for  or  on  behalf  of  the  Purchaser  in  connection  with  this

Agreement  or  the  transactions  contemplated  hereby,  and  no  broker,  finder,  agent  or  similar intermediary  is  entitled  to  a  Broker’s  Fee  in  connection  herewith,  based  on  any  agreement  or understanding  with  Purchaser  or  any  action  taken  by  Purchaser.  Any  such  Broker’s  Fee  based on  any  agreement  or  understanding  with Purchaser  or  any  action  taken  by  Purchaser  which  may be  due  in  connection  with  the  purchase  and  sale  contemplated  by  this  Agreement  will  be  borne by the Purchaser who has entered into the agreement to pay.

5.5

Valid   Issuance   of   Shares.   The   Shares,   when   issued,   sold   and   delivered   in

accordance  with  the  terms  and  for  the  consideration  set  forth  in  this  Agreement,  will  be  validly issued,  fully  paid  and  free  of  restrictions  on  transfer  other  than  applicable  state  and  federal securities  laws  and  Liens  created  by  or  imposed  by  the  Seller  and/or  Shareholder.  Assuming  the

accuracy of the representations of the Seller in Section 3.29 of this Agreement, the Shares will be issued  in  compliance  with  all  applicable  federal  and  state  securities  laws.  The  Shares  have  been duly  reserved  for  issuance,  and  upon  issuance,  will  be  validly  issued,  fully  paid  and  free  of restrictions  on  transfer  other  than  restrictions  on  transfer  under  applicable  federal  and  state securities  laws  and  Liens  created  by  or  imposed  by  the  Shareholder.  Based  in  part  upon  the representations  of  the  Seller  in  Section  3.29  of  this  Agreement,  the  Shares  will  be  issued  in compliance  with  all  applicable  federal  and  state  securities  laws.  No  Person  has  any  preemptive rights or rights of first refusal by reason of or in connection with the issuance of any Shares.

5.6

Litigation.  There  are   no  Claims  pending   or,   to   the  knowledge   of   Purchaser,

threatened  against  Purchaser  which  seek  to  enjoin  or  rescind  the  transactions  contemplated  by this  Agreement  or  otherwise  prevent  Purchaser  from  complying with  the  terms and provisions  of this Agreement.

5.7

Limitation   on   Warranties.   Purchaser   has   no   knowledge   that   (a)   any   of   the

representations  and  warranties  of  Seller  in  this  Agreement  and  the  Schedules  are  not  true  and correct  in all  material  respects or  (b)  there are  any material errors  in, or  material omissions from,

the Schedules.

5.8

Outstanding   Company   Debt   Obligations.   After   Closing,   the   Company   shall,

among  other  items,  continue  to  be  liable  for  the  Noteholder  Debt. Such  debt  obligations  shall  be secured  by  the  Shares  and  Company’s  assets  in  accordance  with  certain  Security  Agreement among the Company, holders of the Noteholder Debt and Seller.

5.9

Capital  Transaction.  After  Closing,  Purchaser  hereby  agrees  that  if  at  any  time prior  to  the  Noteholders  being  paid  in  full  there  is  a  Capital  Transaction  or  Sale  involving

Purchaser,  in  either  event  in  an  amount  in  excess  of  Seven  Million  Five  Hundred  Thousand

Dollars  ($7,500,000.00),  then  the  Noteholders  shall  immediately be  paid  in  full  pursuant  to  their

applicable   Promissory   Notes.   For   purposes   of   this   Section,   the   following   terms   have   the

following  meanings: (a)  “Capital  Transaction”  is  defined  to  mean  the  addition  of  capital  in  the

form   of  senior  debt,  junior  debt   and/or  equity.  (b)   “Sale”   is  defined  to  mean  the   sale  of

Purchaser’s business,  whether  through  a  sale  of  assets (outside  the  normal  course  of  business)  or stock.

6.

INDEMNIFICATION AND SURVIVAL.

6.1

Indemnification  by  the  Seller.  Subject  to  the  other  provisions  of  this  Section  6,

the  Seller  hereby  covenants  and  agrees  to  indemnify  and  hold  harmless  the  Purchaser  and  its respective  successors  and  assigns,  at  all  times  from  and  after  the  date  of  Closing,  against  and  in respect  of  any  and  all  demands,  Claims,  causes  of  action,  administrative  orders  and  notices,

losses,  costs,  fines,  liabilities,  penalties,  interest,    damages  and  expenses  (including,  without

limitation,  reasonable  attorney fees and expenses)  (“Losses”),  resulting from,  in connection with or arising out of:

(i)

any  misrepresentation,  breach  of  warranty  or  breach  or  non-fulfillment  of any  agreement  or  covenant  on  the  part  of  the  Seller  under  this  Agreement,  or  from  any inaccuracy or  misrepresentation  in or omission  from  any certificate or other instrument or document furnished or to be furnished by or on behalf of the Seller at Closing;

(ii)

all  Claims,  assessments,  judgments,  costs,  reasonable  attorneys’  fees  and expenses  of  any nature  incident  to any of  the  matters indemnified against  pursuant  to  this

Section  6.1,  including,  without  limitation,  all  such  costs  and  expenses  incurred  in  the defense thereof or in the enforcement of any rights of the Purchaser hereunder.

6.2

Indemnification  by  Purchaser.  The  Purchaser  hereby  covenants  and  agrees  to indemnify  and  hold  harmless  the  Seller  and  their  respective  successors  and  assigns,  at  all  times from  and  after the  date  of  Closing against  and  in  respect  of  any and  all  Losses  resulting from,  in connection with or arising out of:

(i)

any  misrepresentation,  breach  of  warranty  or  breach  or  non-fulfillment  of any agreement or covenant on the part of the Purchaser under this Agreement or from any inaccuracy or  misrepresentation  in or omission  from  any certificate or other instrument or document furnished or to be furnished by or on behalf of Purchaser at Closing;

(ii)

all  Claims,  assessments,  judgments,  costs,  reasonable  attorneys’  fees  and expenses  of  any nature  incident  to any of  the  matters indemnified against  pursuant  to  this

Section  6.2,  including,  without  limitation,  all  such  costs  and  expenses  incurred  in  the defense thereof or in the enforcement of any rights of the Seller hereunder; and/or

(iii)      the  operation  or  ownership  of  the  Acquired  Business  after  the  Closing,

except to the extent a Purchaser is indemnified pursuant to Section 6.1 hereof.

6.3

Notice and Defense.

(a)

If  at  any  time  a  party  entitled  to  indemnification  hereunder  (the  “Indemnitee”)

shall   receive   notice   from   any   third   party   of   any   asserted   Loss   claimed   to   give   rise   to

indemnification  hereunder,  the  Indemnitee  shall  promptly  give  notice  thereof  (“Claims  Notice”)

to  the  party  obligated  to  provide  indemnification  (the  “Indemnitor”)  of  such  Loss.  The  Claims

Notice  shall  set  forth  a  brief  description  of  the  Loss,  in  reasonable  detail,  and,  if  known  or

reasonably   estimable,   the   amount   of   the   Loss   that   has   been   or   may   be   suffered   by   the

Indemnitee.  The  failure  of  the  Indemnitee  to  give  a  Claims  Notice  promptly  shall  not  waive  or otherwise  affect  the  Indemnitor’s  obligations  with  respect  thereto,  except  to  the  extent  that  the

Indemnitor is prejudiced as a result  of such  failure (or to the  extent the  associated claim is barred

by   another   provision   hereof   regarding   any   survival   period).   All   indemnity   claims   by   the

Indemnitee  shall be  bona  fide. Any claim for indemnification with  respect  to any of  such  matters which  is  not  asserted  by a  notice  given  as  herein  provided  specifically identifying  the  particular breach  underlying  such  claim  and  the  reasonable  detail  of  facts  and  Losses  relating  thereto within  the  specified  periods  of  survival  may  not  be  pursued  until  and  unless  properly made,  and if  regarding  a  representation  or  warranty,  within  the  applicable  survival  period  as  set  forth  in

Section  6.7.  Thereafter,  the  Indemnitor  shall  have,  at  its  election,  the  right  to  compromise  or defend  any such  matter  at  the  Indemnitor’s  sole  cost  and  expense  through  counsel  chosen  by the

Indemnitor   and   approved   by   the   Indemnitee   (which   approval   shall   not   unreasonably   be

withheld);  provided,  however,  that  (i)  Indemnitor  provides  evidence  reasonably  satisfactory  to

Indemnitee  that  Indemnitor  has  the  financial  wherewithal  to  satisfy  and  discharge  the  Loss  in full, and (ii) any such compromise or defense shall be conducted in a manner which is reasonable and  not  contrary to  the  Indemnitee’s  interests,  and  the  Indemnitee shall  in all  events have  a  right to veto any such compromise or defense which is unreasonable or which would jeopardize in any material  respect  any  assets  or  business  of  the  Indemnitee  or  any  of  its  affiliates  or  increase  the potential  liability  of,  or  create  a  new  liability  for,  the  Indemnitee  or  any  of  its  affiliates  and,

provided further that the Indemnitor shall in all events indemnify the  Indemnitee and its affiliates

against   any   damage   resulting   from   the   manner   in   which   such   matter   is   compromised   or

defended,   including   any   failure   to   pay   any   such   claim   while   such   litigation   is   pending.

Notwithstanding  the  foregoing,  if  the  Indemnitor  receives  a  firm  offer  to  settle  a  third  party

Claim,  and the  Indemnitor  desires  to accept  such  offer,  the  Indemnitor will  give  written  notice  to the  Indemnitee  to  that  effect.  In  the  event  that  the  Indemnitor  does  so  undertake  to  compromise and  defend  a  claim,  the  Indemnitor  shall  notify  the  Indemnitee  of  its  intention  to  do  so.  Each party  agrees  in  all  cases  to  use  commercially  reasonable  efforts  to  cooperate  with  the  defending party  and  its  counsel  in  the  compromise  of  or  defending  of  any  such  liabilities  or  claims.  In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment, at its own cost and expense, of advisory counsel of its own choosing.

(b)

In   the   event   any   Indemnitee   should   have   an   indemnity   claim   against   any

Indemnitor  hereunder  which  does  not  involve  a  third  party  Claim,  the  Indemnitee  shall  transmit to  the  Indemnitor  a  Claims  Notice.  The  Indemnitor  shall  have  fifteen  (15)  business  days  after receipt  of  any  such  Claims  Notice  in  which  to  object  in  writing  to  the  claim  or  claims  made  by

Indemnitee  in  such  Claims  Notice,  which  written  objection  (the  “Objection  Notice”)  shall  state,

in  reasonable  detail,  the  basis  for  Indemnitor’s  objection.  In  the  event  that  Indemnitor  does deliver  an  Objection  Notice  with  respect  to  any  claim  or  claims  made  in  any  Claims  Notice,  the

Indemnitor  and  the  Indemnitee  shall,  within  the  fifteen  (15)  day  period  beginning  as  of  the  date of  the  receipt  by  Indemnitee  of  the  Objection  Notice,  attempt  in  good  faith  to  agree  upon  the proper  resolutions  of  each  of  such  claims.  If  the  parties  should  so  agree,  a  written  memorandum setting  forth  such  agreement  shall  be  prepared  and  signed  by  both  parties.  If  no  agreement  can be  reached after  good  faith  negotiations  within such 15-day negotiating period  (or  such  extended period  as  the  Indemnitor  and  the  Indemnitee  shall  mutually  agree  upon  in  writing),  the  parties may pursue their remedies at law (subject to the terms and conditions of this Agreement).

6.4

Indemnification Limits and Restrictions.

(a)

De  Minimis.  No  indemnification shall  be payable  by Seller  with  respect  to any indemnity claim under clause (i) of Section 6.1 with respect to any individual Loss  (or  series of  related Losses  arising out  of  the same  or  substantially similar circumstances)  which  is (or, for such  a  series,  are  in  the  aggregate)  less  than  Twenty  Thousand  Dollars  ($20,000.00)  (the  “De

Minimis  Amount”);  provided,  however,  that,  in  each  case  subject  to  the  other  terms  of  this

Section   6,   if   such   Loss   (or   Losses)   exceeds   the   De   Minimis   Amount,   then   all   of   such

indemnification  shall  be  payable  for  the  entire  amount  of  such  Loss  (or  Losses),  including  the portion that is less than the De Minimis Amount.

(b)

Holdback Amount; Set-Off

(i)  Pursuant  to  Section  2.3  of  this  Agreement,  the  Seller  and  Purchaser have  agreed that the Holdback  Amount  shall be  withheld from  payment at the Closing,  subject to this Section 6.4.

(ii)  The  Holdback  Amount  is  being  withheld  by  the  Purchaser  for  the purpose  of  allowing  Purchaser  and  the  Company  to  recover  therefrom  the  amount  of  any  claims for  indemnification  Purchaser  and  the  Company  may  have  against  the  Seller  under  Section  6.1 above  or  any  other  provisions  of  this  Agreement.  The  Holdback  Amount  is  the  maximum amount  that  the  Seller  may  be  liable  for  its  indemnification  obligations  pursuant  to  this  Section

6.   Except  for  intentional  misrepresentation  or  fraud,  the  Seller  shall  not  be  personally liable  for any indemnifications obligations pursuant to this Article VI beyond the Holdback Amount.

(ii)  The Holdback  Amount shall  be paid to  the Seller on the Survival Date,

as defined in Section 6.7 below, provided that in the event the Company or the Purchaser has any claims  for  indemnification  against  the  Seller  under  Section  6.2  above  or  any  other  provisions  of this  Agreement  for  which  the  Purchaser  or  the  Company,  as  applicable,  has  given  notice  to  the

Seller  in  accordance  with  the  terms  herein,  the  Purchaser  shall  continue  to  withhold  the  portion of  the  Holdback  Amount  subject  to  such  claims  until  the  parties  fully  and  finally  resolve  such claims.

(d)

Notwithstanding  anything  to  the  contrary  in  this  Agreement,  if  Purchaser determines  in  good  faith  that  it  is  entitled  to  seek  indemnification  pursuant  to  Section  6.1,

Purchaser  may,  and  in  addition  to  any  other  right  or  remedy  it  or  they  may  have,  set-off  all  or any portion  of  their  good  faith  estimate  of  the  amount  of  such  indemnification  claim  (a  “Set-Off

Amount”)  against  the  Holdback  Amount  that  is  payable  under  Section  2.3,  provided  Purchaser notifies  the  Seller  in  writing  (a  “Set-Off  Notice”)  that  Purchaser  intends  to  make  such  set-off  at least ten (10) days prior to the date such Holdback Amount is payable under this Section 6.4.

(e)

Notwithstanding  anything  in  this  Agreement  to  the  contrary,  Losses  shall not  include  (i)  consequential,  special  or  punitive  damages  or (ii)  fees  and  expenses  of  more  than one  counsel  with  respect  to  any  indemnified  claim  or  claims  arising  out  of  the  same  general allegations  or  circumstances  unless  counsel  to  the  Indemnitee  has  provided  a  written  opinion  to the  Indemnitor  stating  that  legal  conflict  of  interest  requires  that  the  Indemnitor  have  separate counsel.

6.5

Seller  Indemnification.   With  respect  to  any  indemnity  claim  under  Section  6.1,

Purchaser  hereby  agrees  that  it  shall  seek  recourse  and  remedy  for  such  indemnifiable  Losses

(subject to Sections 6.4 above) solely by enforcing its rights against the Holdback Amount which is due or may become due to Seller under this Agreement.

6.6

Subrogation.  After  any  indemnification  payment  is  made  to  Purchaser  pursuant to  this  Section  6,  Seller  shall,  to  the  extent  of  such  payment  and  to  the  extent  permitted  by applicable  law  and  applicable  contracts,  be  subrogated  to  all  rights  (if  any)  of  the  Purchaser against  any  third  party  in  connection  with  the  Losses  to  which  such  payment  relates.  Without

limiting  the   generality  of  the  preceding  sentence,  Purchaser  shall  execute,  upon  the  written request  of  the  Indemnitor,  any  instrument  reasonably  necessary  to  evidence  such  subrogation rights.

6.7

Survival.  All  representations  and  warranties  of  Seller,  Company  and  Purchaser under  this  Agreement  will  survive  the  Closing  until,  and  will  expire  at  the  later  of  (i)  5:00  p.m.,

Eastern time,  on later of  (i) the first  (1st) anniversary of  completion  of the first  audit of  Purchaser after  the  Closing,  or  (ii)  that  date  which  is  twelve  (12)  months  from  the  Closing  Date  (the

“Survival  Date”).    All  covenants  requiring  performance  prior  to  Closing  shall  expire  on  the

Closing  Date  and  all  covenants  requiring  performance  by  any  party  after  the  Closing  shall survive  the  Closing  in  accordance  with  their  terms  and  claims  for  breach  therefor  may  be  made at  any time  until  the  expiration  of  the  statute  of  limitations  applicable  to  such  claims.  If  a  Claim

Notice  is  delivered  before  the  expiration  of  the  applicable  survival  period,  the  matters  that  are the  subject  of  such  Claim  Notice  shall  survive  until  such  indemnity  claim  is  finally  resolved.

Any  Claim  Notice  resulting  from  any  alleged  breach  or  inaccuracy  of  any  representation  or

warranty  herein  must   be   asserted   in   writing   which   contains   specific   facts,   allegations   and

amounts sought by an Indemnitee to the Indemnitor prior to the Survival Date.

6.8

Exclusive  Remedy.  Except  for  the  remedies  provided  to  the  Seller  in  Section  10,

the  indemnification  given  by  the  parties  under  this  Agreement  shall  be  the  parties’  sole  and exclusive  remedy,  each  against  the  other,  with  respect  to  all  matters  of  any  kind  or  nature whatsoever respecting this Agreement and the transactions hereunder.

7.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER.

The obligations of the Seller under this Agreement are subject only to the delivery by Purchaser  of  the  Purchase  Price  as  described  in  Section  2.3  hereof  and  the  delivery of  (or,  at the  option  of  Seller,  the  waiver  of  delivery  of)  the  documents  described  in  Section  2.6(b)  hereof and the satisfaction of each of the following conditions:

7.1

Accuracy  of  Representations  and  Warranties.  Each  of  the  representations  and

warranties   of   the   Purchaser   contained   herein   and   in   any   other   agreements   or   instruments

provided  for  herein  shall  have  been  true  and  correct  in  all  material  respects  on  the  date  hereof.

Purchaser   shall   deliver   to   Seller   a   certificate   to   such   effect   at   the   Closing   as   to   the

representations and warranties of the Purchaser.

7.2

No  Action  or  Proceeding.  No  claim,  action,  suit,  investigation  or   other   court

proceeding  shall  be  pending  or  threatened  before  any  court  or  governmental  agency  which presents  a  risk  of  the  restraint  or  prohibition  of  the  transactions contemplated  by this  Agreement or the obtaining of material damages or other relief in connection therewith.

7.3

Consents  and  Actions;  Contracts.  All  requisite  regulatory  and/or  other  consents and  approvals  of  third  parties,  including  but  not  limited  to  those  set  forth  on  Schedule  3.1(c)  or

Schedule 3.13, attached hereto, shall have been obtained and completed.

7.4

Other   Evidence.   The   Purchaser   shall   have   furnished   to   Seller   such   further

certificates  and  documents  evidencing  their  due  action  in  accordance  with  this  Agreement  as

Seller shall reasonably request.

8.

CONDITIONS   PRECEDENT   TO   OBLIGATIONS   OF   PURCHASER.   The

obligations   of   Purchaser   to   proceed   to   Closing   under   this   Agreement   are   subject   to   the

fulfillment  (or,  at  the  option  of  Purchaser,  the  waiver)  at  or  prior  to  the  Closing  Date  of  each  of the following conditions:

8.1

Delivery  of  Purchased  Stock.  The  Seller  shall  have  delivered  the  certificates,

documents   and   instruments   of   transfer   and   conveyances   set   forth   in   Section   2.2   of   this

Agreement duly endorsed or executed by the Seller, as provided herein;

8.2

Delivery  of  Audited  Financials.  The  Seller  shall  have   delivered  to  Purchaser

audited Financial Information as defined in Section 3.4 herein.

8.3

Accuracy  of  Representations  and  Warranties.  Each  of  the  representations  and warranties of the Seller contained herein and in any other agreements or instruments provided for herein  shall  have  been  true  and  correct  in  all  material  respects  on  the  date  hereof.  Seller  shall deliver  to  Purchaser  a  certificate  to  such  effect  at  the  Closing  as  to  the  representations  and warranties of the Seller.

8.4

No  Action  or  Proceeding.  No  claim,  action,  suit,  investigation  or   other   court

proceeding  shall  be  pending  or  threatened  before  any  court  or  governmental  agency  which presents  a  risk  of  the  restraint  or  prohibition  of  the  transactions  contemplated  by this  Agreement or the obtaining of material damages or other relief in connection therewith.

8.5

Consents  and  Actions;  Contracts.  All  requisite  regulatory  and/or  other  consents and  approvals  of  third  parties,  including  but  not  limited  to  the  consents  of  the  Creditors,  and those  set  forth  on  Schedule  3.13,  attached  hereto,  shall  have  been  obtained  and  completed.  The

Seller  shall  have  provided  Purchaser  with  evidence  satisfactory  to  Purchaser  in  its  reasonable discretion  that  (i)  there  are  no  applicable  rights  of  first  refusal,  rights  of  first  negotiation,  rights of  first  offer  or  similar  rights  of  any  kind  that  would  require  Seller  to  provide  any  third  party with  notice,  an  opportunity to  discuss,  consent,  negotiate  or  to  engage  in  any  of  the  transactions contemplated  hereby  prior  to  consummation  by  Seller;  or  (ii)  that  any  and  all  such  rights  have been waived by the party possessing such rights.

8.6

No  Outstanding  Options  or  Warrants.  The  Seller  has  provided  Purchase  with

evidence   satisfactory   to   Purchaser,   in   its   sole   and   absolute   discretion   that   outstanding   or

authorized  options,  warrants,  rights,  contracts,  calls,  puts,  rights  to  subscribe,  conversion  rights or  other  agreements  or  commitments  to  which  Seller  is  a  party  to  or  which  are  binding  upon

Seller  providing  for  the  issuance,  disposition  or  acquisition  of  any  of  Seller’s  capital  stock  or other  equity  or  any  rights  or  interests  exercisable  therefor,  as  set  forth  on  Schedule  3.2(d),

attached  hereto,  have  been  (a)  cancelled  or  (b)  have  been  duly  authorized,  are  validly  issued,

fully paid  and  non-assessable,  are  not  subject  to,  nor were  issued  in  violation  of, any  preemptive rights, and is owned of record and beneficially by the  parties set  forth on Schedule 3.12, attached hereto.

8.7

Delivery  of  Ancillary  Agreements.  The  Seller  shall  have  furnished  to  Purchaser documents described in Section 2.6(c) hereof.

8.8

Delivery of  Lease Agreement. The  Seller  shall have  furnished to Purchaser a fully executed assignment of Lease and consent of Landlord pursuant to Section 2.6(c)(xii) hereof.

8.9

Other   Evidence.   The   Seller   Shall   have   furnished   to   Purchaser   such   further

certificates  and  documents  evidencing  their  due  action  in  accordance  with  this  Agreement  as

Purchaser shall reasonably request.

9.

TERMINATION.

This Agreement may be terminated only as follows:

(a)

At any time upon the mutual written consent of the parties  hereto;

(b)

At  any  time  prior  to  the  Closing  by  Purchaser  by  written  notice  to  the

Seller if Purchaser is not satisfied for any reason with its due  diligence review; or

(c)

Automatically  and  without  further  act  if  the  Closing  has  not  occurred  for any reason  on  or  prior to November 15, 2015, or on  such  date as may have  been extended by the mutual written consent of the parties hereto.

(d)

Pursuant to the provisions of Section 10.

10.

FINANCING AND INITIAL INVESTMENT COMMITMENT

Within   three  days   after   Closing   (the   “Post   Closing   Period”),   Purchaser   shall   have

received   a   minimum   of   Four   Hundred   Thousand   Dollars   ($400,000)   (“Initial   Investment

Commitment”)  of  funds,  to  be  used  solely  as  working  capital  for  the  mutually  agreed  upon

consolidated  business  plan  of  the  Company.  If  the  Initial  Investment  Commitment    is    not

received  by  Purchaser  within  the  Post  Closing  Period,  then  the  Seller  has  the  right,  in  his  sole discretion,  to  declare  that  this  Agreement,  and  any  ancillary  agreements,  are  declared  null  and void, ab initio, so that the Purchased Stock is returned to the  Seller and the Shares are returned to the  Purchaser,  provided  that  the  Purchaser  shall  indemnify  the  Company  for  any  of  the  acts during  the  Post  Closing  Period  that  are  listed  in  Section  4.5  and  Section  4.6  which  cause  the

Company  to  suffer  Losses.   Such  indemnification  shall  be  subject  to  the  provisions  of  Section

6.3.  Notwithstanding  Section  12.1,  if  Purchaser  does  not  satisfy  the  Initial  Investment  Amount within  the  Post  Closing  Period,  then  the  Purchaser  shall  pay all  of  the  Seller  and  the  Company’s closing  costs  and  other  expenses  relating  hereto,  including fees  and  disbursements  of  its  counsel and accountants.

All   parties   to   this   Agreement   hereby  agree   that   a   portion   of  the   Initial   Investment

Commitment  will  be  used  to  satisfy  the  outstanding  debt  of  the  Company  due  Ayres,  Shelton,

Williams,  Benson  &  Paine,  LLC,  with  one-half  of  such  outstanding  debt  due  Ayres,  Shelton,

Williams,  Benson  &  Paine, LLC  to  be  satisfied  out  of  the  Initial  Investment  Commitment  within fifteen  (15) days  of  Closing  and  the  other  one-half  of  such  outstanding  debt  due Ayres,  Shelton,

Williams,  Benson  &  Paine, LLC  to  be  satisfied  out  of  the  Initial  Investment  Commitment  within forty-five (45) days of Closing.

11.

PIGGYBACK REGISTRATIONS

(a)

Right  to  Piggyback.  After  Closing,  if  the Purchaser  at any time  determines to  file  a  registration statement  with the  Securities and Exchange  Commission  with  respect  to  any offering  of  its  securities  for  its  own  account  or  for  the  account  of  any stockholder  who  holds  its securities  (other  than  (i)  a  registration  on  Form  S-4  or  S-8  or  any  similar  or  successor  form  to such  forms,  (ii)  a  registration  of  securities  solely  relating  to  an  offering  and  sale  to  employees,

directors  or  consultants  of  the  Purchaser  pursuant  to  any employee  stock  plan  or  other  employee benefit  plan  arrangement  or  (iii)  a  registration  of  non-convertible  debt  securities)  (a  “Piggyback

Registration”)  then,  as  expeditiously  as  reasonably  possible  following  such  determination,  the

Purchaser  shall  give  written  notice  (the  “Incidental  Registration  Notice”)  of  its  intention  to effect  such  a  registration  to  the  Seller,  and  such  notice  shall  offer  Seller  the  opportunity  to register  such  number  of  registrable  securities  as  each  such  Seller  may  request  in  writing.  The

Purchaser  shall  include  in  such  registration  statement  all  such  registrable  securities  which  are requested  in  writing  by  the  Seller  (a  “Piggyback  Participation  Notice”)  to  be  included  therein,

on  the same  terms and conditions  as the  securities  otherwise being sold  in such  registration, such

Piggyback  Participation  Notice  to  be  received  within  fifteen  (15)  days  after  the  date  of  the

Incidental  Registration  Notice.  If   Seller  does  not   timely  deliver  a   Piggyback    Participation

Notice,  then  he   shall   be   deemed  to  have   waived  his  right   to  participate  in  the   Piggyback

Registration. If  the  Seller  decides not  to  include  all  of  his  registrable  securities  in any  Piggyback

Registration,  then  Seller  shall  nevertheless  continue  to  have  the  right  to  include  any  registrable securities  in  any  subsequent  Piggyback  Registration  as  may  be  filed  by  the  Purchaser  with respect  to  offerings  of  the  Purchaser’s  securities,  all  upon  the  terms  and  conditions  set  forth herein.

(b)

Underwriter  Exception.  If  a  Piggyback  Registration  is  an  underwritten secondary  registration  on  behalf  of  holders  of  the  Company’s  securities,  and  the  managing

underwriters  advise  the  Company  in  writing  that  in  their  opinion  the  number  of   securities

requested  to  be  included  in  such  registration  exceeds  the  number  which  can  be  sold  in  such offering  without  adversely  affecting  the  marketability  of  the  offering,  the  Company  will  include in  such  registration  a  pro  rata  share  of  registrable  securities  requested  to  be  included  in  such registration  statement  as  calculated  by  dividing  the  number  of  registrable  securities  requested  to be  included  in  such  registration  statement  by  the  number  of  the  Company’s  securities  requested to  be  included  in  such  registration  statement  by  all  selling  security  holders.  In  such  event,  the

Seller  shall   continue   to  have   registration   rights   under   this   Agreement   with   respect  to   any

registrable securities not so included in such registration statement.

(c)

Piggyback  Expenses.  The  registration  expenses  of  the  Seller  shall  be  paid by  the  Purchaser  in  all  Piggyback  Registrations.  The  obligation  of  the  Purchaser  to  bear,  or  to pay  or  reimburse  the  Seller  for,  registration  expenses  shall  apply  irrespective  of  whether  any sales of registrable securities ultimately take place.

12.

MISCELLANEOUS.

12.1     Expenses.  Each  party to  this  Agreement  shall  pay all  of  its  own  closing  costs  and other  expenses  relating  hereto,  including  fees  and  disbursements  of  its  counsel  and  accountants,

whether or not the transactions contemplated hereby are consummated.

12.2     [Intentionally Omitted.

12.3     Notices.   All   notices   and   other   communications   hereunder   or   in   connection

herewith shall be in writing and delivered as follows:

If to the Seller, to:

Wala, Inc.

Attn: Rory Welch

1324 N. Hearne Ave., Suite 150

Shreveport, Louisiana 71107

with a copy to:

Ayres, Shelton, Williams, Benson & Paine, LLC

Attn: Stephen J. Paine, Esquire

333 Texas Street, Suite 1400

Shreveport, Louisiana 71101

If to Purchaser, to:

Elisa Luqman, Esquire

iGambit Inc.

1050 W. Jericho Tpke, Suite A

Smithtown, New York 11787

with a copy to:

Roetzel & Andress

350  East Las Olas Boulevard

Las  Olas Centre II, Suite 1150

Fort Lauderdale, FL 33303-0310

Attention: Joel Meyersohn

Except  as  otherwise  specifically  provided  herein,  all  notices,  requests,  instructions  and

demands  which  may  be  given   by  any  party  hereto  to  any  other  party  in  the  course  of  the transactions  herein  contemplated  shall  be  in  writing  and  shall  be  served  by express  mail  through

the  U.S.  Postal   Service  or  similar  expedited  overnight  commercial  carrier.  Service  of  such notices, demands  and  requests  shall be  presumed to have  occurred  on the  date that  is one  (1)  day after  the  date  upon  which  the  item  was  delivered  to  the  U.S.  Postal  Service  or  similar  expedited

overnight   commercial   carrier,   provided   the   item   was   properly   addressed,   all   postage   and

shipping charges were  prepaid  by the  sender  and the  commercial carrier  issued  a  dated  receipt to

the   sender  acknowledging  the   commercial   carrier’s   receipt   of  the   item.  All   such     notices,

demands  and  requests  shall  be  addressed  as  set  forth  above.  Any  party  may  change  the  address at which it is to receive notice by like written notice to all other parties hereunder.

12.4     Entire  Agreement.  This  Agreement  (including  the  exhibits  hereto  and  the  lists,

schedules  and  documents  delivered  pursuant  hereto,  which  are  a  part  hereof)  is  intended  by  the parties  to  and  does  constitute  the  entire  agreement  of  the  parties  with  respect  to  the  transactions contemplated  by  this  Agreement.  This  Agreement  supersedes  any  and  all  prior  understandings,

written  or  oral,  between  the  parties,  and  this  Agreement  may  be  amended,  modified,  waived,

discharged  or  terminated  only  by  an  instrument  in  writing  signed  by  the  party  against  which enforcement of the amendment, modification, waiver, discharge or termination is sought.

12.5     Severability.  If  any provision  of  this  Agreement  shall  be  declared  by any  court  of competent  jurisdiction  illegal,  void  or  unenforceable,  the  other  provisions  shall  not  be  effected,

but shall remain in full force and effect.

12.6     Modification  and  Amendment.  This  Agreement  may  not  be  modified  or  amended

except  by  an  instrument  in  writing  duly  executed  by  the  parties   hereto,  and  no   waiver   of

compliance  of  any  provision  or  condition  hereof  and  no  consent  provided  for  herein  shall  be effective  unless  evidenced  by an  instrument  in writing  duly executed  by the  party hereto  seeking to be charged with such waiver or consent.

12.7     Time  of the  Essence.  Time  is  of  the  essence  in  every provision  of  this  Agreement where time is a factor.

12.8     Governing Law; Jurisdiction; Exclusive Venue.

(a)

Governing  Law.  This  Agreement  shall  be  governed  by  and  construed  in accordance with the laws of the State of New York exclusive of the choice of law rules thereof.

(b)

Exclusive  Venue.  The  parties  hereto  agree  that  exclusive  venue  for  any litigation,  action  or  proceeding  arising  from  or  relating  to  this  Agreement  shall  lie in  the  County

Court  in and for Suffolk County,  New  York,  or, if federal diversity jurisdiction then exists, in the

United States  District Court for the  District of New York and each of the parties hereto expressly waives any right to contest such venue for any reason whatsoever.

(c)

Waiver    of    Trial    By    Jury.    EACH    OF   THE    PARTIES    HERETO

EXPRESSLY  WAIVES  THE  RIGHT  TO  A  TRIAL  BY  JURY  WITH  RESPECT  TO  ANY

LITIGATION,  ACTION  OR  PROCEEDING  RELATING  TO  OR  ARISING  OUT  OF  THIS

AGREEMENT.

12.9     Specific Performance.

The   parties   hereto   recognize   that   if   the   Seller   does   not   perform   under   the

provisions   of   this   Agreement   or   any  other  agreements   or  instruments   provided   for   in   this

Agreement,  then  monetary  damages  alone  would  not  be  adequate  to  compensate  the  Purchaser for  its  injury.  The  Purchaser  shall  therefore  be  entitled,  in  addition  to  any  remedies  that  may  be available  at  law  or  in  equity  including,  without  limitation,  monetary  damages,  to  obtain  specific

performance  of  the  obligations  of  the  Seller.  If  any  action  is  brought   by  the  Purchaser  to

specifically  enforce  this  Agreement  or  any  other  agreements  or  instruments  provided  for  herein,

the Seller shall waive the defense that there is an adequate remedy at law.

12.10   Binding  Effect.  This  Agreement  shall  be  binding  upon  and  shall  inure  to  the

benefit   of   the   parties   hereto   and   their   respective   heirs,   legatees,   beneficiaries,   personal

representatives  and  other  legal  representatives  and  assigns,  as  the  case  may  be.  This  Agreement may  not  be  assigned  by  any  party  hereto  without  the  prior  written  consent  of  each  other  party hereto; provided, however, that  each  party may assign  its rights  and  obligations hereunder  to any affiliate of such party.

12.11   Enumerations  and  Headings.  The  enumerations  and  headings  contained  in  this

Agreement  are  for  convenience  of  reference  only  and  shall  in  no  way  be  held  or  deemed  to define,  limit,  describe,  explain,  modify,  amplify  or  add  to  the  interpretation,  construction  or meaning  of  any  provision  or  the  scope  or  intent  of  this  Agreement,  or  in  any  way  effect  this

Agreement.

12.12   Counterparts.  This  Agreement  may  be  signed  in  two  or  more  counterparts,  all  of which  taken  together  shall  be  deemed  to  constitute  one  original  Agreement.  This  Agreement may  be  executed  by  delivery  of  a  facsimile  or  .pdf  copy  of  an  executed  signature  page  with  the same  force  and  effect  as  the  delivery  of  an  originally  executed  signature  page.  In  the  event  any party  delivers  a  facsimile  or  .pdf  copy  of  a  signature  page  to  this  Agreement,  such  party  shall deliver  an  originally  executed  signature  page  at  any  time  thereafter  upon  request;  provided,

however,  that  the  failure  to  deliver  any  such  originally  executed  signature  page  shall  not  affect the  validity of  the  signature  page  delivered  by facsimile  or  .pdf,  which  has  and  shall  continue  to have the same force and effect as the originally executed signature page.

12.13   [Intentionally Omitted].

12.14   Disclosure.  The  parties  hereto  will  consult  with  each  other  and  reach  mutual agreement before  issuing any press  release  or  otherwise making any statement or  disclosure,  oral or  written,  with  respect  to  this  Agreement  or  the  transactions  contemplated  hereby;  provided,

however,  that  each  party  will  be  permitted  to  make,  without  the  agreement  of  the  other,  such disclosures  to  the  public  or  to  governmental  entities  as  that  party’s  counsel  reasonably  deems necessary to  maintain  compliance  with  applicable  laws.  Except  as  provided  above,  the  existence and/or  contents  of  this  Agreement  shall  not  be  disclosed  by  the  Seller  without  the  Purchaser’s prior written consent.

12.15   Confidentiality.   Except   as   required   by   law   or   to   carry   out   the   transactions

contemplated  by this  Agreement  (the  “Transactions”),  neither  the  Seller,  nor  the  Purchaser,  nor

the   employees,   attorneys,   accountants   and   other   agents   and   representatives   of   any   of   the

foregoing  (collectively,  “Representatives”)  will  disclose  or  use  any  Confidential  Information  (as defined  below),  whether  already  furnished  or  to  be  furnished  in  the  future  to  any party hereto  or their  Representatives  in any manner other than in  connection with  the  evaluation and  negotiation of  the  transactions proposed  in this  Agreement  once  executed and  delivered;  except  to the  extent that  disclosure  is  required  by  law.  For  purposes  of  this  Agreement,  “Confidential  Information”

means  the  existence  and  terms  of  this  Agreement  and  any  information  regarding  Purchaser,  the

Seller,  their  affiliates  or  the  Transactions.  Confidential  Information  does  not  include  information that  a  party  to  this  Agreement  can  demonstrate  (i)  is  generally  available  to  or  known  by  the public other than as a result of improper disclosure; (ii) is obtained by the disclosing party from a source  other than the  other  party or  its  Representatives;  or  (iii) was in the  possession  of the  other party prior to the  date hereof other than as a result of improper disclosure and was obtained other than  in  connection  with  consideration  of  the  transactions  set  forth  in  this  Agreement,  provided that  such  source  was  not  bound  by  a  duty  of  confidentiality  with  respect  to  such  information.

Upon  the  written  request  of  any  party,  the  other  party  will  promptly  return  any  Confidential

Information in its possession or in the possession of its Representatives.

12.16   [Intentionally Omitted].

12.17   Rules  of  Usage.   In  this  Agreement,  unless  a  clear  intention  appears  otherwise:

(a)  the  singular  number  includes  the  plural  number  and  vice  versa;  (b)  reference  to  any  Person includes  such  Person’s  successors  and  assigns  but,  if  applicable,  only  if  such  successors  and assigns  are  not  prohibited  by  this  Agreement,  and  reference  to  a  Person  in  a  particular  capacity excludes  such  Person  in  any  other  capacity  or  individually;  (c) reference  to  any  gender  includes

each   other   gender;   (d)   reference   to   any   agreement,   document   or   instrument   means   such

agreement,  document  or  instrument  as  amended  or  modified  and  in  effect  from  time  to  time  in

accordance  with  the   terms  thereof;  (e)  reference   to  any  law  means  such  law  as  amended,

modified,  codified,  replaced  or  reenacted,  in  whole  or  in  part,  and  in  effect  from  time  to  time,

including  rules  and  regulations  promulgated  thereunder;  (f) ”hereunder,”  “hereof,”  “hereto,”  and words  of  similar  import  shall  be  deemed  references  to  this  Agreement  as  a  whole  and  not  to  any

particular   section   or   other  provision  hereof;  (g)  ”including”  (and  with  correlative  meaning

“include”)  means  including  without  limiting  the  generality  of  any  description  preceding  such term;  (h)  ”or”  is  used  in  the  inclusive  sense  of  “and/or”;  (i)  with  respect  to  the  determination  of any  period  of  time,  “from”  means  “from  and  including”  and  “to”  means  “to  but  excluding”;

(j)  references  to  documents,  instruments  or  agreements  shall  be  deemed  to  refer  as  well  to  all addenda, schedules or amendments thereto;  and (k) section references shall be  deemed to refer to all subsections thereof, unless otherwise expressly indicated.

[Signatures Follow]

IN   WITNESS   WHEREOF,   the   parties   hereto   have   executed   this   Stock   Purchase

Agreement under seal on the date first above written.

WITNESS:

PURCHASER:

iGambit Inc.

a Delaware corporation

By:

Name: John Salerno

Title: CEO & President

COMPANY:

Wala Inc.

a Louisiana corporation

By:

Name: Rory Welch

Title:  CEO

SELLER:

Rory Welch

By:

Name: Rory Welch